EXHIBIT 6.9

PURCHASE, CONTRIBUTION AND ASSUMPTION AGREEMENT

This PURCHASE, CONTRIBUTION AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of November 15, 2017, by and among Royalty Exchange Inc., a Delaware corporation (the “Parent”) and Royalty Flow Inc., a Delaware corporation (“Subsidiary”).

WHEREAS, pursuant to the Purchase Agreement, dated as of November 15, 2017 (attached as Exhibit A hereto, the “Purchase Agreement”), by and among Parent, F.B.T. Productions LLC (“FBT”) and Em2M LLC (“Em2M” and together with FBT, the “Sellers”), upon the terms and subject to the conditions set forth therein, Parent will purchase the Acquired Interest (as defined in the Purchase Agreement) from the Sellers and will pay the Sellers the 25% Option Price Initial Payment (as defined in the Purchase Agreement);

WHEREAS, Subsidiary expects to raise funds (the “Offering Proceeds”) through an offering exempt from registration under Regulation A in order to fund the purchase of the Acquired Interest (the “Offering”), and upon the initial closing of the Offering, pursuant to the Purchase Agreement, Subsidiary will make certain payments to the Sellers (the “Required Payments”); and

WHEREAS, as further described below, Parent wishes to contribute and assign the Purchase Agreement to Subsidiary, at a price equal to the 25% Option Price Initial Payment plus an interest payment equal to nine percent (9%) of the 25% Option Price Initial Payment from an after the date of the Parents paid the 25% Option Price Initial Payment to the Sellers, in the form of a promissory note (such interest amount, the “Interest Payment”);

WHEREAS, following such payments by Subsidiary to Parent, Parent will contribute and assign all of its interests in the Purchase Agreement to Subsidiary, and Subsidiary will assume and undertake all of Parent’s obligations under the Purchase Agreement, including without limitation, paying the 25% Option Price Remaining Payment when and as due under the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

I PURCHASE, ASSIGNMENT AND CONTRIBUTION

1.1. Purchase of the Purchase Agreement by Subsidiary, and Assumption of All Obligations Thereunder. Effective following the initial closing of the Offering:

(a) Parent shall contribute the Purchase Agreement to Subsidiary, and Subsidiary shall accept such contribution and all obligations under the Purchase Agreement, in each case on the terms and conditions set forth herein and therein, and the Sellers shall be entitled to rely upon such assumption of obligations.

(b) Subsidiary will issue to Parent a Promissory Note with a value equal to the 25% Option Amount Initial Payment plus the Interest Payment, in substantially the form attached hereto as Exhibit B.

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II REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of Parent. Parent represents and warrants to Subsidiary, as of the date hereof, that:

(a) Parent is a corporation, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform its obligations hereunder and thereunder.

(b) This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by Subsidiary, this Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law), and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of a court of competent jurisdiction before which any proceeding may be brought.

(c) The execution, delivery and performance by Parent of this Agreement and the agreements contemplated hereby and the consummation by Parent of the transactions contemplated hereby and thereby, does not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Parent or any of its properties or assets; (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to Parent or any of its properties or assets; or (iii) result in any breach of any terms or conditions, or constitute a default under, any contract, agreement or instrument to which Parent is a party or by which Parent or any of its properties or assets are bound.

2.2. Representations and Warranties of Subsidiary. Subsidiary represents and warrants to Parent, as of the date hereof, that:

(a) Subsidiary is a corporation, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform its obligations hereunder and thereunder.

(b) This Agreement has been duly executed and delivered by Subsidiary and, assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding obligation of Subsidiary, enforceable against Subsidiary in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law), and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of a court of competent jurisdiction before which any proceeding may be brought.

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(c) The execution, delivery and performance by Subsidiary of this Agreement and the agreements contemplated hereby and the consummation by Subsidiary of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Subsidiary or any of its properties or assets; (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to Subsidiary or any of its properties or assets; or (iii) result in any breach of any terms or conditions, or constitute a default under, any contract, agreement or instrument to which Subsidiary is a party or by which Subsidiary or its properties or assets are bound.

III MISCELLANEOUS

3.1. Entire Agreement. This Agreement and the other agreements referred to herein and therein set forth the entire understanding among the parties with respect to the subject matter hereof, and supersede any and all prior agreements or understandings between the parties hereto in respect of such subject matter.

3.2. Amendment; Waiver. This Agreement can be amended only by an instrument in writing signed by each of the parties hereto. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

3.3. Successors. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives.

3.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and transfer of any limited liability company interests of Subsidiary or capital stock of Parent.

3.5. Counterparts. This Agreement may be executed and delivered in multiple counterparts, including by facsimile or electronic mail, each of which when so executed and delivered shall be an original, and all of which when taken together shall constitute one and the same instrument.

3.6. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be given in writing unless otherwise specified herein, by personal delivery, facsimile or overnight delivery service, which shall be addressed, in the case of Parent, to its principal office, and, in the case of Subsidiary, to such party’s address appearing on the books and records of Parent or to such other address as may be designated by such party in writing to Parent. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day, and one (1) business day after transmittal, if sending by overnight delivery service for next business day delivery. By notice complying with the foregoing provisions of this Section 3.6, each party hereto shall have the right to change its mailing address or telecopy number for the notices and communications to such party.

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3.7. No Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the persons and entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), no current, former or future officer, director, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, representative or assign of, and any financial advisor or lender to, any of the named parties hereto, as applicable, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

3.8. Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (i) the remainder of this Agreement or the application of such provisions to other persons or circumstances or in other jurisdictions shall not be affected thereby, (ii) such invalid, illegal, or unenforceable provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law, and (iii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement. Notwithstanding anything to the contrary in this Agreement, the parties intend that the provisions of Section 3.8 be construed as integral provisions of this Agreement and that such provisions, remedies and limitations shall not be severable in any manner that diminishes any party’s rights hereunder or increases a party’s liability or obligation hereunder.

3.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.

3.10. Submission to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF COLORADO AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED WITHIN THE STATE OF COLORADO, solely with respect to the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereIN and thereIN, and hereby waive, and agree not to assert, as a defense in any action, suit or proceedings for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in sUCH courts or that venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a COLORADO State or Federal court. as to such matters, the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in such manner as may be permitted by Applicable Law shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie in the State of COLORADO. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PARENT:

ROYALTY EXCHANGE INC.

By:	/s/ Matthew Smith
Name:	Matthew Smith
Title:	Chief Executive Officer

SUBSIDIARY:

ROYALTY FLOW INC.

By:	/s/ Jeff Schneider
Name:	Jeff Schneider
Title:	Chief Executive Officer and Chief Financial Officer

[Signature Page to Purchase, Contribution and Assumption Agreement]

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Exhibit A: Purchase Agreement

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made this 15th day of November, 2017 (the “Effective Date”), by and among Royalty Exchange Inc. (“Buyer”) and F.B.T. Productions LLC (“FBT”) and Em2M LLC (“Em2M”) (each, a “Seller” and, collectively, “Sellers”). Each of Buyer and Sellers may be referred to as a “Party” and jointly as the “Parties.”

RECITALS

A. FBT and/or Em2M are parties to certain agreements with Marshall B. Mathers III p/k/a “Eminem” (“Artist”), Aftermath Records d/b/a Aftermath Entertainment (“Aftermath”) and/or UMG Recordings, Inc., including its division Interscope Records (“UMG”) (such agreements, as amended, collectively, the “Royalty Agreement”), pursuant to which Seller(s) are entitled to certain payments (the “Royalty Payments”) arising from the use and exploitation of audio and audio-visual recordings embodying the Artist’s performances, as set forth on Schedule 1 annexed hereto and made a part hereof (the “Content”), including for the avoidance of doubt payments resulting from audits, settlements, court orders, and similar proceedings relating to the same. For the avoidance of doubt, the Royalty Payments hereunder relate only to the Content set forth on Schedule 1.

B. Reference is made to that certain Option Agreement, dated April 27, 2017 (“Option Agreement”), by and between Buyer and the Sellers, as amended and restated from time to time (including for the avoidance of doubt the amendment and restatement thereto with an effective date of November 13, 2017, which amendment and restatement superseded the original agreement). A true, current, complete and accurate copy of the Option Agreement is annexed hereto as Exhibit 1 and made a part hereof. Pursuant to the terms and conditions of the Option Agreement, Buyer was granted an option to purchase a twenty five percent (25%) Passive Income Interest in the Royalty Payments (the “Option”). For the avoidance of doubt, as defined in the Option Agreement, “Passive Income Interest” means a passive right to receive income from the Royalty Payments otherwise payable to Sellers under the Royalty Agreement. For the avoidance ouf doubt, except as expressly modified in this Agreement, the terms and provisions of the Option Agreement remain in full force and effect and are hereby confirmed and ratified by Sellers and Buyer.

C. Buyer desires to exercise the Option to acquire the twenty five percent (25%) Passive Income Interest in the Royalty Payments (the “Acquired Interest”) in accordance with the terms and provisions of the Option Agreement. A true, complete and accurate copy of the Option Exercise Notice is annexed hereto as Exhibit 2 and made a part hereof.

D. The Parties mutually recognize and acknowledge that, subsequent to Closing, in accordance with Section 14(d), Buyer intends to contribute this agreement and the benefits and obligations hereunder to its subsidiary and Affiliate, Royalty Flow Inc., and Buyer shall remain liable for the obligations hereunder in accordance with Section 14(d).

E. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Option Agreement.

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AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Assignment of Indirect Income Only. As a material inducement for Sellers to enter into this Agreement, Buyer understands and hereby expressly acknowledges, confirms, agrees, represents and warrants that NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN OR IN THE OPTION AGREEMENT:

(a) The interest sold under this Agreement is an assignment of income only. Specifically, as between Sellers and Buyer, Sellers assign to Buyer, and Buyer shall be entitled to receive, a certain portion of the Royalty Payments otherwise receivable and retained by Sellers under the Royalty Agreement.

(b) As such, Buyer’s acquired rights to receive income pursuant to this Agreement is a passive and indirect right, secondary to and contingent on Sellers’ right to receive, and receipt of, income under the Royalty Agreement. Sellers do not assign to Buyer a direct right to receive income under the Royalty Agreement; however, after the Purchase Price is paid in full, Sellers shall make reasonable good faith efforts to request Aftermath and/or UMG to directly pay to Buyer the Acquired Interest or Buyer’s acquired portion of the Royalty Payments otherwise payable to Sellers after the Closing in accordance with the terms hereunder, it being noted that (i) Aftermath and/or UMG have and shall have no obligation to comply with such request, and Sellers cannot and do not make any assurances to Buyer in connection therewith, and (ii) any compliance with such request by Aftermath and/or UMG shall be made as an accommodation to Sellers only and shall not be construed to create any obligation for Aftermath and/or UMG to continue to do so.

(c) Buyer is not intended to be and shall not be deemed a third party beneficiary of the Royalty Agreement, for any reason, whether resulting from this Agreement, the Acquired Interest or otherwise. Nothing in this Agreement or in the Option Agreement, express or implied, is intended to or shall be deemed to confer on Buyer, its predecessors and successors-in-interests, its Affiliates and/or any other third party, any rights, title, interests, benefits or other privileges pursuant to the Royalty Agreement. Buyer has no privity of contract with respect to the Royalty Agreement. Buyer does not and shall not have any right to assert, exercise or enforce any rights, remedies or other claims under the Royalty Agreement. Buyer has no right to sue or audit under the Royalty Agreement and shall have no standing and is not authorized to pursue any action, proceeding or any other claim on behalf of itself or Sellers in connection with the Royalty Agreement.

(d) Buyer shall not knowingly or intentionally, directly or indirectly, engage in any action or omission that materially interferes or adversely affects, or is reasonably expected to materially interfere or adversely affect, Seller’s rights, title, interests, benefits, privileges and claims under the Royalty Agreement, including, without limitation, the Content, the Royalty Payments, and the value and validity thereof.

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(e) Buyer shall not knowingly or intentionally, directly or indirectly, engage in any action or omission that disrupts and/or interferes with, or is reasonably expected to materially disrupt and/or interfere with (i) Seller’s contractual relationship with Artist, Aftermath and/or UMG; and/or (ii) Sellers’ exercise of its rights, title and interests and performance of its obligations under the Royalty Agreement in Sellers’ sole good faith business judgment.

(f) Buyer shall not knowingly or intentionally take or fail to take any action that shall cause or result, or is reasonably expected to cause or result in, Seller’s breach of the Royalty Agreement, including, without limitation, with respect to any confidentiality provisions in connection therewith.

(g) Nothing herein or in the Option Agreement, express or implied, is intended or shall be deemed to encumber, restrict, obligate or otherwise interfere with Sellers’ sole good faith discretion and right to exercise, operate, administer and/or manage Sellers’ rights, title and interests in connection with the Content under the Royalty Agreement, all of which Seller may elect to do or refrain from doing in its sole good faith discretion and Buyer shall make no claim to the contrary. Without limiting the foregoing, Seller(s) shall not be obligated or otherwise required to engage in any act or omission:

(i) which shall cause or result in, or is reasonably expected to cause or result in, a breach of the Royalty Agreement, an infringement or violation of the rights of any third party, and/or a violation of any applicable laws, rules or regulations of any territory;

(ii) to prosecute, defend, pursue, settle and/or enforce any claim, action or proceeding; or

(iii) to operate or manage assets, including, without limitation, the Royalty Agreement and the Content, in any manner contrary to or inconsistent with the ordinary course of business in Sellers’ sole good faith business judgment.

2. Purchase.

(a) Buyer hereby purchases from Sellers, and Sellers hereby sell, convey, assign, transfer and pay to Buyer, upon execution of this Agreement, the Acquired Interest, free and clear of all pledges, charges and Encumbrances:

(i) for aggregate payments of Eighteen Million Seven Hundred Thousand U.S. Dollars ($18,700,000) (the “Purchase Price”), which equals the 25% Option Price less the Holding Fee, as follows:

(1) first, an amount of Eleven Million Seven Hundred Thousand Dollars ($11,700,000), due upon closing (the “25% Option Price Initial Payment”);

(2) and second, the remainder of Seven Million Dollars ($7,000,000) (the “25% Option Price Remaining Payment”), due upon the earlier of (A) closing a Public Offering of the Securities with proceeds of or in excess of Twenty Five Million Dollars ($25,000,000); or (B) April 27, 2018; and

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(3) If Seller closes any Public Offering of the Securities with proceeds of an amount less than Twenty Five Million Dollars ($25,000,000) prior to April 27, 2018 and while the 25% Option Price Remaining Payment remains unpaid (in whole or in part), twenty five percent (25%) of such proceeds shall be promptly paid by Seller to Buyers in partial satisfaction of the 25% Option Price Remaining Payment (such payment or payments, a “Partial Payment”), which Partial Payment(s) shall reduce the 25% Option Price Remaining Amount, until such amount is fully paid to Sellers.

(ii) Such payments shall be allocated as follows by wire payment to Sellers’ respective bank accounts as set forth on Schedule 2: seventy percent (70.0%) of the Purchase Price to FBT and thirty percent (30.0%) of the Purchase Price to Em2M. Each Seller hereby acknowledges and agrees that Buyer expressly disclaims, and shall have no liability whatsoever, to Sellers or any other person, in connection with the allocation of any payments between the Sellers under this Agreement.

(b) Upon the Closing, Buyer shall be entitled to receive twenty five percent (25%) of the Royalty Payments otherwise payable to Sellers pursuant to the Royalty Agreement beginning on the first full calendar day immediately following the Closing Date, subject to the terms and conditions in this Agreement, including, without limitation, the following:

(i) Assuming the Closing occurs prior to December 31, 2017, with respect to the Royalty Payments otherwise payable to Sellers on or about March 31, 2018 for the semi-annual accounting period beginning on July 1, 2017 and ending on December 31, 2017 (such period, “2H2017” and such Royalty Payments, “2H2017 Royalties”), Buyer’s Acquired Interest of the 2H2017 Royalties shall be pro-rated based on the percentage (rounded to the nearest hundredth) of the number of days beginning on and including the first full calendar day immediately following the Closing Date through and including December 31, 2017, divided by 184 days (i.e., number of full calendar days from July 1, 2017 through December 31, 2017, inclusive). By way of example, assuming the Closing occurs on November 10, 2017 and the 2H2017 Royalties is $750,000, then Buyer’s Acquired Interest shall be calculated as follows:

(1) Days from November 11, 2017 to December 31, 2017, inclusive, i.e., 51,

(2) 51 days divided by 184 days (percentage, rounded to nearest hundredth), i.e., 27.72%,

(3) 27.72% of 2H2017 Royalties (27.72% of $750,000 in this example), i.e., $207,900,

(4) Acquired Interest in $207,900 ((25% of $207,900), i.e., $51,975.

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(ii) The pro-ration set forth in Section 2(b)(i) above shall apply solely to Royalty Payments in connection with 2H2017.

(iii) Such pro-ration shall not apply to any and all recoveries or payments resulting from or in connection with any audit and/or an industry settlement, however reasonable costs and expenses incurred by Sellers, including without limitation reasonable fees of any attorney or auditor in connection with an audit and/or an industry settlement may be reduced from any payment to Buyer in connection with the same, pro rata. For the avoidance of doubt, Buyer is not and shall not be otherwise entitled to any portion of the Royalty Payments paid to Sellers prior to the Closing.

(iv) For any period prior to Buyer having paid the aggregate 25% Option Price, Buyer’s Acquired Interest shall be reduced by multiplying their 25% Passive Income Interest by a fraction, such fraction being the 25% Option Price Initial Payment plus any Partial Payment(s), divided by the Purchase Price.

(v) Nothing in this Agreement shall limit or restrict Buyer and Sellers’ ability to enter into future negotiations and agreements with one another with respect to litigation or audits, including the financing thereof and the economic benefit of the outcomes thereof, provided this Agreement shall only be modified by an agreement in writing between Buyer and Sellers’ in accordance with Section 13(k).

(c) In order to effectuate Buyer’s ownership of the Acquired Interest, after the Purchase Price has been paid in full, Sellers shall make good faith efforts to instruct UMG and/or Aftermath (as applicable) to make the payments of the Acquired Interest directly to Buyer for all accounting periods beginning on and after January 1, 2018. To the extent not directly received by Buyer from UMG and/or Aftermath, Sellers shall deliver each payment of the Acquired Interest within ten (10) business days of Sellers’ receipt of the Royalty Payments, at Buyer’s bank account set forth on Schedule 3.

(d) In order to secure the due and punctual fulfillment of Sellers’ obligations to deliver the Acquired Interest to Buyer, each Seller hereby grants, conveys, assigns and transfers to Buyer a continuing security interest in the Acquired Interest only, and subject to the terms and conditions of this Agreement, shall do all acts and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that Buyer reasonably requires, and take all further steps relating to such security interest that Buyer reasonably requires to perfect such security interest and Buyer’s rights therein as expressly set forth in Section 3 of this Agreement.

3. Closing. The Closing shall be held within five (5) business days following the full execution and delivery of this Agreement at such time and place as the Parties mutually agreed upon, orally or in writing. Notwithstanding the foregoing, no Closing shall be deemed to have occurred until the date on which all of the following conditions have been satisfied (“Closing Date”):

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(i) Sellers’ receipt of the 25% Option Price Initial Payment in accordance with the allocation set forth above.

(ii) Each Seller shall have provided a certificate of a senior officer of such Seller certifying the accuracy as of such time of the matters set forth in Section 3 hereof as of the Closing Date, and providing customary certifications in form and substance similar to those set forth in Exhibit 3 annexed hereto and made a part hereof.

4. Sellers’ Representations. Each Seller, jointly and severally, hereby represents, warrants, covenants and agrees as follows (as used in this Section 4, “knowledge of Sellers” shall mean the actual knowledge of Joel Martin, Mark Bass, or Jeff Bass, after reasonable due inquiry):

(a) Constitution and Compliance.

(i) Such Seller is duly organized and validly existing under the laws of its jurisdiction of formation, in good standing and with power and authority to carry on its business as currently conducted and as currently proposed to be conducted and to own, lease, and operate its properties.

(ii) Such Seller has made available to Buyer or to Buyer’s legal advisor true, accurate and complete copies of its organizational documents, as amended.

(b) Authority to Transact.

(i) Such Seller has all requisite corporate power and authority to execute and deliver this Agreement, the Security Agreement, and has all rights necessary to carry out and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

(ii) (A) All corporate action on the part of such Seller, necessary for the authorization and execution of this Agreement, the Security Agreement, and the performance of all of such Seller’s obligations under this Agreement, the Security Agreement, have been taken, and no other company proceeding on the part of such Seller is necessary to authorize this Agreement and the Security Agreement and the transactions contemplated hereby and thereby; and (B) this Agreement constitute valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except and solely to the extent such enforceability may be limited by applicable law.

(c) Execution of Agreement. Neither the execution and delivery by such Seller of this Agreement and the Security Agreement, nor the consummation by such Seller of the transactions contemplated hereby, will:

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(i) violate any provisions of such Seller’s organizational documents or the Royalty Agreement or any other contract, agreement, indenture, mortgage, instrument, note, bond, lease, license, arrangement, or undertaking of any nature, written or oral, of such Seller, or cause the acceleration, termination or modification of the Royalty Agreement or any other contract, agreement, indenture, mortgage, instrument, note, bond, lease, license, arrangement, or undertaking of any nature, written or oral, of such Seller;

(ii) require the consent, license, permit, approval, permission certificate, application or agreement of any governmental entity or any other third party;

(iii) result in any violation of, or conflict with, or constitute a default under any term of, or result in the creation or enforcement of, any Encumbrances upon any of the properties or assets of such Seller related to the Royalty Agreement or Royalty Payments;

(iv) cause such Seller to lose any interest in or the benefit of any asset, right, license or privilege related to the Royalty Agreement or Royalty Payments it presently owns or enjoys; nor

(v) result in any breach or violation by such Seller of any provisions of any law applicable to such Seller or by which any of its assets or properties (including the Royalty Payments) are bound or subject.

(d) Royalty Agreement; Acquired Interest. Solely to the extent applicable and/or relevant to the Acquired Interest,

(i) Seller has the right, power and authority to enter into and to perform the Royalty Agreement;

(ii) Seller has at all times carried on its business and affairs related to the Royalty Agreement and the Royalty Payments in all material respects in accordance with its organizational documents and all applicable laws, and has not breached or violated, and is not in breach or violation, of its organizational documents or applicable laws in a manner which may materially and adversely affect such Seller or its ability to perform its obligations under this Agreement.

(iii) The Royalty Agreement is in full force and effect and constitutes a valid and binding agreement with respect to all parties thereto. Seller is in compliance with the terms and provisions of the Royalty Agreement in all material respects. Except as may be otherwise set forth in the Royalty Agreement (as provided in writing to Buyer) and disclosed to Buyer in writing, to the knowledge of Sellers, there is no event or condition which with the passage of time or giving of notice (or both) would constitute a default under or entitle any party to terminate, accelerate, modify or call a default under the Royalty Agreement.

(iv) To the knowledge of Sellers, no other person or entity has any legal or equitable interest whatsoever in the Acquired Interest.

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(v) No event has occurred or circumstance exists that may (with or without notice or lapse of time): (A) to the knowledge of Sellers, constitute or result in a violation by such Seller of, or a failure on the part of such Seller to comply with, any law with respect to any of the Royalty Agreement or Royalty Payments; or (B) could reasonably be expected to give rise to any obligation on the part of such Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with any law with respect to the Royalty Agreement or Royalty Payments.

(vi) (A) There is no action or proceeding pending or, to the knowledge of Sellers, threatened and no notice of any such action or proceeding has been received by such Seller and (B) no event has occurred and no circumstance exists that has resulted in or is reasonably expected to result in (with or without notice or lapse of time), in each case of (A) and (B), suspension, non-renewal, termination or cancellation of the Royalty Agreement or such Seller’s rights to any of the Royalty Payments.

(vii) Such Seller has taken all reasonable steps in its sole reasonable business judgment to protect its rights in the Royalty Agreement and Royalty Payments, including without limitation making or causing to be made any necessary filings and paying any fees required by any governmental entity with respect to the Royalty Payments.

(viii) No person has asserted or threatened to assert any claims with respect to the Royalty Agreement or any part thereof contesting the right of such Seller to sell, assign, transfer or dispose any portion of the Royalty Payments that will constitute the Acquired Interest.

(ix) Except with respect to the applicable terms and provisions of the Royalty Agreement (as provided in writing to Buyer), the Option Agreement and this Agreement, the Acquired Interest will be (or has been, as of the Closing) conveyed to Buyer free and clear of any Encumbrance, charge, trust or power, hypothecation, pledge, royalty or other form of production or proceeds entitlement, assignment, trust deed, restrictive covenant, option, right of first offer, right of first refusal or other kind of preferential purchase or sale right, contractual obligation, or other encumbrance of any nature or any contract to give or create any of the foregoing, whether recorded or unrecorded. Other than this Agreement, Sellers have not made any conveyance to sell, transfer or otherwise dispose of the Acquired Interest or any part thereof.

(x) Neither the execution, delivery or performance of this Agreement, or the Security Agreement, nor the consummation of the transactions contemplated hereby and thereby, will, with or without notice or lapse of time, result in or give any other person or entity the right or option to cause or declare: (A) an Encumbrance on or a loss of any benefit relating to such Seller’s underlying rights, title and interests under the Royalty Agreement, including Seller’s rights to receive the Royalty Payments; (B) a breach of the Royalty Agreement; or (C) the grant, assignment or transfer to any third party of any license or other right or interest under, to or in the Royalty Agreement, the Royalty Payments or the Content.

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(xi) The Royalty Payments are payable to Sellers on a semi-annual basis pursuant to the Royalty Agreement. Sellers’ account(s) under the Royalty Agreement are fully recouped. No advances or other costs (e.g., recording costs, video production costs, marketing and promotion expense) are currently recoupable or chargeable against the Royalty Payments, and no advances or other costs shall be recoupable or chargeable against the Acquired Interest after the Closing. Subject to the rights of Aftermath and/or UMG under the Royalty Agreement and the terms and provisions of this Agreement, Sellers shall not recoup or charge any deductions, offsets, netting or reductions against the Acquired Interest after Closing, and the Acquired Interest shall be calculated on gross Royalty Payments payable to Sellers and/or actually received by Sellers; provided, however, that if Buyer is entitled to the Acquired Interest of any recoveries or payments resulting from any claims (including, without limitation, settlements and audits) for which Seller incurred collection costs out-of-pocket (e.g., audit fees and/or attorneys’ fees), Sellers shall be entitled to deduct and/or request that Buyer reimburse Sellers with a pro rata portion of any such costs of collection corresponding to Buyer’s Acquired Interest in such recoveries or payments. Except as may be set forth in the Royalty Agreement (as provided in writing to Buyer), there is no other agreement (including but not limited to any settlement agreement or other agreement or order that affects or pertains to the rights and obligations of the Royalty Agreement) which provide for step-downs, sunsets, or other negative adjustments to the rates applicable to the Royalty Payments.

(xii) To the knowledge of Sellers, no event has occurred and no circumstance exists which materially adversely affects the Acquired Interest and which has not been disclosed to Buyer in writing for its independent review and investigation.

(xiii) To the knowledge of Sellers, no information provided by Sellers to Royalty Exchange in connection with the Acquired Interest contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading or misrepresentative.

(e) No Insolvency Event. Such Seller has not incurred an Insolvency Event, and there is no circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event for such Seller.

5. Buyer’s Representations. Buyer hereby warrants, covenants and agrees as follows (as used in this Section 5, “knowledge of Buyer” shall mean the actual knowledge of Matthew Smith, Gary Young or Jeff Schneider, after reasonable due inquiry):

(a) Constitution and Compliance.

(i) Buyer is a duly organized corporation validly existing under the laws of the State of Delaware and is current with all filings required by any law, statute, regulation, ordinance, code, order, requirement, rule, legally enforceable policy or guideline, decision or other action, including any judicial or administrative interpretation thereof of any authority to maintain its existence. Buyer is in good standing and with power and authority to carry on its business as currently conducted or as currently proposed to be conducted and to own, lease, and operate its properties.

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(ii) Buyer has at all times carried on its business and affairs in all material respects in accordance with its organizational documents and all applicable laws, and Buyer has not breached or violated, and is not in breach or violation, of its organizational documents or applicable laws in a manner which may materially and adversely affect Buyer or its ability to perform its obligations under this Agreement.

(iii) Buyer has made available to Sellers or to Sellers’ legal advisor true, accurate and complete copies of its organizational documents, as amended.

(b) Authority to Transact.

(i) Buyer has all requisite corporate power, capacity and authority to execute and deliver this Agreement, and has all rights necessary to carry out and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, obtaining all requisite approvals by the board of directors and shareholders with respect to entering into this Agreement and performing its respective obligations hereunder.

(ii) (A) All corporate action on the part of Buyer necessary for the authorization and execution of this Agreement and the performance of all of Buyer’s obligations hereunder have been taken, and no other company proceeding on the part of Buyer is necessary to authorize this Agreement and the transactions contemplated hereby; and (B) this Agreement constitutes valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except and to the extent such enforceability may be limited by applicable law.

(c) Execution of Agreement. Neither the execution and delivery by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, or the exercise and the performance of the rights and obligations hereunder, shall:

(i) Violate or result in the violation of, or conflict with, or constitute a default of, any provisions of Buyer’s organizational documents;

(ii) Violate, infringe or conflict with the rights of any third party or require the consent, license, permit, approval, permission certificate, application or agreement of any governmental entity or any other third party; nor

(iii) Violate or result in the violation of, or conflict with, or constitute a default under any terms of any law, rules, regulations, contract, agreement, indenture, mortgage, instrument, note, bond, lease, license, arrangement, or undertaking of any nature, written or oral, applicable to Buyer.

(d) No Material Omissions. To the knowledge of Buyer, no information provided by Buyer to Seller as related to this Agreement or the Option Agreement contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading or misrepresentative.

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(e) No Insolvency Event. Buyer has not incurred an Insolvency Event, and there is no circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event for Buyer.

6. Time of Parties’ Respective Representations. Each Party hereby represents, warrants, covenants and agrees that the representations, warranties, covenants and agreements made by each of them hereunder are and shall be true and correct (A) as of the Effective Date and (B) as of the Closing Date, and shall survive the Closing indefinitely.

7. Sellers’ Covenants. Each Seller, jointly and severally, covenants and agrees that from and after the execution and delivery of this Agreement:

(a) Promptly after Closing, each Seller shall provide an executed Security Agreement, to be mutually agreed between Sellers and Buyer, using commercially reasonable best efforts to agree to such Security Agreement, and UCC-1 Financing Statement (collectively, the “Security Agreement”), which Security Agreement may be filed by Buyer with the appropriate agency in the State of Michigan securing Buyer’s interest in the Acquired Interest in accordance with Section 2(d). Buyer shall provide Seller with written notice specifying in reasonable detail such filing in the State of Michigan.

(b) Each Seller (or its designee) shall keep complete and accurate books and records in connection with the payments of Acquired Interest rendered to Buyer hereunder. Buyer shall have the right to appoint a certified public accountant to examine such Seller’s books and records solely for the purpose of verifying the accuracy of such payments within two (2) years after the date of the applicable payment is rendered to Buyer hereunder, it being noted that any exercise of such examination shall be of all Sellers hereunder and Buyer shall not have the right to examine each Seller independently. Buyer shall provide Sellers with advance written notice of its intent to examine Sellers’ books and records no less than thirty (30) days prior to the commencement of such examination. Any such examination shall be conducted at Buyer’s own cost and expense and shall not occur more than once per calendar year, at reasonable business hours agreed to between the parties at the place where such books and records are kept. Seller(s) shall have the right to rely on the royalty statements rendered by Aftermath and/or UMG (or its designees, successors and assigns) to Sellers with respect to computing the Acquired Interests payable to Buyer hereunder and shall not be held liable for any errors or omissions in connection therewith. For the avoidance of doubt, notwithstanding anything to the contrary herein or in the Option Agreement, nothing in this Agreement, express or implied, confers or shall be deemed to confer upon Buyer any right to examine the books and records of Aftermath and/or UMG or any third party with respect to the Acquired Interests.

(c) If Buyer is receiving the Acquired Interest directly from Aftermath and/or UMG, Seller shall provide Buyer prompt written notice (email sufficing) upon receiving its share of the Royalty Payments from Aftermath and/or UMG. Upon Buyer’s written request (email sufficing), such Seller shall provide Buyer with the amount of the Royalty Payments received by Sellers, together with a true and complete copy of the account statement in connection therewith.

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(d) Such Seller shall provide prompt written notice (email sufficing) to Buyer upon receiving any notice, claim or assertion from a third party that in reasonably relates to this Agreement or the Acquired Interest or Buyer’s rights with respect thereto, which notice to Buyer shall include all information and correspondence received by such Seller to the extent reasonably related to or affecting the Acquired Interest which may legally be provided.

(e) Such Seller shall notify Buyer of any claim or assertion by a third party that the Royalty Agreement or the Royalty Payments pursuant thereto, or any portion thereof, infringes or otherwise violates the rights of any third party.

(f) Subject to the terms and conditions of this Agreement, Such Seller shall not knowingly or willfully take or fail to take any action that shall cause or result in, or is reasonably expected to cause or result in, a material adverse effect on the Acquired Interest.

(g) Such Seller shall not take or fail to take any action that shall cause or result in the Acquired Interest being payable to a third party during the term of this Agreement.

8. Buyer’s Covenants. Buyer covenants and agrees that from and after the execution and delivery of this Agreement:

(a) Buyer (or its designee) shall keep complete and accurate books and records in connection with the payments of Acquired Interest rendered to Buyer hereunder. Seller shall have the right to appoint a certified public accountant to examine Buyer’s books and records solely for the purpose of verifying the accuracy of such payments within two (2) years after the date of the applicable payment is rendered to Buyer hereunder. Buyer shall provide Sellers with advance written notice of its intent to examine Buyer’s books and records no less than thirty (30) days prior to the commencement of such examination. Any such examination shall be conducted at Seller’s own cost and expense and shall not occur more than once per calendar year, at reasonable business hours agreed to between the parties at the place where such books and records are kept.

(b) If Buyer is receiving the Acquired Interest directly from Aftermath and/or UMG, Buyer shall provide Sellers with prompt written notice (email sufficing) upon receiving the Acquired Interest from Aftermath and/or UMG. Upon Seller’s written request (email sufficing), Buyer shall provide Seller with the amount of the Royalty Payments received by Buyer, together with a true and complete of the account statement in connection therewith.

(c) Buyer shall provide Sellers prompt written notice (email sufficing) to Seller upon receiving any notice, claim or assertion from a third party that reasonably relates to this Agreement or the Acquired Interest, or the underlying Content, Royalty Agreement and/or Royalty Payments in connection therewith, which notice to Seller(s) shall include all information and correspondence received by Buyer which may legally be provided.

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(d) Buyer shall notify Seller of any claim or assertion by a third party that the Royalty Agreement or the Royalty Payments pursuant thereto, or any portion thereof, infringes or otherwise violates the rights of any third party.

(e) Except as provided in Section 13(e), Buyer shall not take or fail to take any action that shall cause or result in the Acquired Interest being payable to another party, including without limitation assignment or contribution of this Agreement or any benefits or rights hereunder, but the foregoing shall not prohibit Buyer from including the Acquired Interest among its assets as collateral in future debt financings of Buyer.

9. Indemnity.

(a) Each Seller understands the meaning of the representations and warranties made by such Seller in this Agreement and hereby agrees to indemnify and hold harmless Buyer, and its directors, officers, partners, managers and employees and all persons deemed to be in control of any of the foregoing, and to hold such persons harmless, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, to which they may be put or which they may incur by reason of, or in connection with, any third party claims arising from (a) any material misstatement, misrepresentation or omission made by or on behalf of such Seller in the information supplied to Buyer or its representatives for use in connection with the Public Offering, or (b) any material breach of the representations, warranties, covenants or agreements made by either Seller herein, including, but not limited to, any sale, transfer or other disposition of all or any part of the Royalty Agreement or Royalty Payments by such Seller in violation of applicable law; provided, however, that any such third party claim is (i) reduced to a final adverse judgment by a court of competent jurisdiction or (ii) settled with each Seller’s prior written consent, which shall not be unreasonably withheld or delayed.

(b) Buyer understands the meaning of the representations and warranties made by it in this Agreement and hereby agrees to indemnify and hold harmless each Seller and each of their respective directors, officers, partners, managers and employees and all persons deemed to be in control of any of the foregoing, and to hold such persons harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, to which they may be put or which they may incur by reason of, or in connection with, any third party claims arising from (a) any material misstatement, misrepresentation or omission made by or on behalf of Buyer with respect to the offering materials for the Public Offering varied from the information provided by Sellers or their representatives for use therein; or (b) any material breach of the representations, warranties, covenants or agreements made by Buyer herein, including, but not limited to, any act or failure to act by Buyer with respect to the Public Offering, the Securities and the Acquired Interest; provided, however, that any such third party claim is (i) reduced to a final adverse judgment by a court of competent jurisdiction or (ii) settled with Buyer’s prior written consent, which shall not be unreasonably withheld or delayed.

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(c) With respect to any third party claim giving rise or reasonably expected to give rise to indemnity hereunder, the Indemnified Party shall provide the Indemnifying Party prompt written notice of any such third party claim, which notice shall specify in reasonable detail the basis of such third party claim, and if known, the amount or an estimate of the amount of liability related thereof. Such written notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of such third party claim shall not adversely affect the Indemnified Party’s right to indemnification hereunder unless, and solely to the extent that, the rights or remedies of the Indemnifying Party are materially prejudiced as a result of such failure.

(d) The Indemnifying Party shall have the right to assume any third party claim and direct the defense thereof with counsel of its own choice, and the Indemnified Party shall have the right to join and participate in the defense of any such third party claim with counsel of its own choice at its sole cost and expense, but the control of such defense shall remain with the Indemnifying Party and its counsel.

10. Brokerage. Each Party represents and warrants to each of the other parties that it and/or its Affiliates have not incurred any obligations or liabilities, contingent or otherwise, or brokerage or finder’s fees or agent’s commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which the other Party or Parties will have any liability.

11. Waiver of Jury Trial. THE PARTIES IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12. Confidentiality. Each Party agrees that all non-public information received from or otherwise relating to the other Parties and such other Parties’ respective Affiliates, or any of their respective businesses, partners, clients, contracting parties or direct or indirect investments, including without limitation, the Royalty Agreement and the terms and provisions thereof, data underlying the Royalty Payments which is subject to confidentiality obligations of Sellers, confidential audit reports, confidential litigation documents, trade secrets, know how or strategies or similar items is confidential (such non-public information, “Confidential Information”). Each Party shall not directly or indirectly disclose, release or otherwise cause or permit the disclosure or release of any Confidential Information of the other Party or Parties to any third party without the prior written consent of the other Party or Parties, as applicable. The restrictions set forth herein shall not apply to any disclosures to the extent necessary to effectuate or to enforce this Agreement, or as required by applicable law, rule or regulation, or in compliance with inquires made by regulators as long as the Party subject to such compliance and regulatory obligations provides prior written notice to the other Parties hereto stating the basis upon which disclosure is asserted to be required and takes all reasonable steps to oppose or mitigate any such disclosure, it being understood that reporting top-line aggregated revenue figures (i.e., gross payments by UMG, including titles of recording and royalty accounting/payment period represented by such payment, but excluding the following: the name of vendors - other than UMG - and/or non-aggregated revenue sources or channels, product types or configurations, units, streams, payment tiers, and/or territories) as related to the Royalty Payments, to the extent required to be disclosed by applicable law, rule, or regulation, shall not require notice, nor steps to oppose or mitigate disclosure.

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13. Termination; Repurchase Option.

(a) The term of this Agreement, and Buyer’s rights in connection with the Acquired Interest, shall remain in full force and effect until such time as Seller’s delivery of the Repurchase Notice and payment of the Repurchase Price in accordance with the terms and conditions of the Option Agreement; or the Parties mutually agree to terminate the term of this Agreement in writing signed by the Parties.

(b) In the event Sellers exercises the Repurchase Option, Buyer shall promptly remit to Sellers any and all income, proceeds and other monies arising from or in connection with the Acquired Interest directly or indirectly received by Buyer or its designee.

14. Miscellaneous.

(a) From time to time after the date of Effective Date of the Agreement, each Party shall make, execute and deliver to each other such additional deeds, assignments, bills of sale and other instruments of conveyance, transfer, grant or recordation of security, or consent as may be necessary or proper and reasonably requested by the other Party or Parties, in accordance with the express terms and provisions of this Agreement, to the extent that any such delivery shall not result in a breach or violation by Sellers of their confidentiality obligations under the Royalty Agreement. For avoidance of doubt, under this Section 13(a), each Seller and Buyer may be required to use its reasonable best efforts to seek such additional documentation.

(b) On and after the Closing, if any Party receives any monies to which the other Party (or Parties) is (or are) entitled pursuant to this Agreement, such recipient Party shall promptly turn over all such misdirected monies (together with any and all corresponding statements, notices and/or correspondence) to the proper Party or Parties entitled to such monies within ten (10) business days after receipt of such monies. The recipient Party shall be deemed to hold any such monies in trust for the other Party or Parties until such monies are turned over.

(c) Unless otherwise specified herein, all notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by a recognized overnight courier service (e.g., Federal Express, Ups) to the Parties at the following addresses:

(i) If to Buyer:

Royalty Exchange Inc.

1550 Larimer St., #769

Denver, CO 80202

Attention: Matthew Smith

With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

1601 Wewatta St., Suite 900

Denver, CO 80202

Attention: David R. Crandall, Andrew McCormick

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(ii) If to either Seller:

c/o 54 Sound Studio

1525 East Nine Mile Road

Ferndale, MI 48220

With a copy (which shall not constitute notice) to:

Levinsohn Associates, P.C.

333 Westchester Avenue, Suite E-1101

White Plains, NY 10604

Attention: Mark Levinsohn, Esq.

or to such other address or addresses as may hereafter be specified by notice given as provided above.

(d) No Party shall have the right to delegate any of its obligations or assign this Agreement or any of its rights or interests hereunder, in whole or in part, without the express prior written consent of the other Party (or Parties), except that any Party may so assign or so delegate without the consent of the other Party (or Parties) if (i) such assignment is made by a Party to any of such Party’s Affiliates, or by one Seller Party to another Seller Party; and (ii) any such assignee shall undertake, in writing and for the express benefit of Sellers, the performance of and assume the obligations of the assigning Party (including, without limitation, any and all representations and warranties made by the assigning Party hereunder), and the assigning Party shall remain (i) jointly and severally liable with the assignee with respect to the obligations set forth in Section 2, and (ii) secondarily liable for all other obligations hereunder. The assigning Party shall promptly provide the other Party or Parties with a true, complete and accurate copy of any such assignment, which shall contain express terms and conditions consistent herewith.

(e) The provisions of this Agreement shall be binding upon and shall inure to the benefit of each of the Parties and their respective heirs, representatives, permitted successors and permitted assigns. Except with respect to permitted successors and permitted assigns hereunder, nothing in this Agreement, express or implied, is otherwise intended or shall be otherwise construed to give any third party any legal or equitable right, remedy or claim under or in connection with this Agreement, or any term or provision hereunder.

(f) No breach, other than a willful and knowing breach, of the terms hereof shall be deemed material unless and until written notice of breach shall be served on the breaching party and the breaching party shall have failed to cure such breach within thirty (30) days after receipt of such notice, or if such breach cannot reasonably be cured within such thirty (30) day period, the breaching party shall have failed to commence to cure such breach within such thirty (30) day period and continue to so cure with reasonable diligence. Notwithstanding anything to the contrary herein, no cure period shall apply with respect to Buyer’s failure to pay the Purchase Price in accordance with the terms and at such times as specified hereunder.

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(g) Each Party acknowledges that a material breach by a Party of this Agreement may cause the non-breaching Party immediate and irreparable harm for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, the non-breaching Party will be entitled to equitable relief, including in the form of orders for preliminary or permanent injunction, specific performance, and any other such relief that may be available. In addition, the Parties agree that the Sellers, in the event of a material breach of this Agreement relating to the payment of the Purchase Price, or a material breach of Section 1 of this Agreement, uncured after the period specified in Section 13(f) above, will be entitled to rescission of this agreement (with the Parties remitting all monies to the other received under this Agreement), or a partial, pro-rata rescission in respect of any unpaid amounts due and owing under Section 2 above. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available under this Agreement, at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

(h) Each Party shall bear its own expenses and costs, including, without limitation, the fees of any attorney, auditor, or other financial advisor retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing sentence, Buyer shall be responsible for all of its legal, compliance, broker-dealer and other commissions, fees, costs and expenses associated with the transactions contemplated herein, including, without limitation, all legal, accounting and other fees associated with the Public Offering.

(i) Any sales, use, transfer and/or documentary taxes imposed in connection with the sale and delivery of the Acquired Interest pursuant to this Agreement shall be paid by Buyer.

(j) This Agreement and the Option Agreement merges all previous negotiations between the Parties and constitutes the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement. No amendment, modification or change of this Agreement shall be valid unless in writing and executed by the Parties. No waiver or failure to exercise any party’s rights hereunder shall prejudice the future rights of either party under this Agreement.

(k) This Agreement may be executed in counterparts or with detachable signature pages (including in .pdf format) and all counterparts so executed will constitute one agreement binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart.

(l) In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

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(m) Captions to and headings of the sections and subsections, paragraphs or subparagraphs of this Agreement are solely for convenience, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof. Where the content or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa. All references hereunder to each party shall be deemed to include such party’s permitted successors and permitted assigns.

(n) This Agreement has been executed in and shall be construed in accordance with and subject to the laws of the State of Michigan without giving effect to the conflict of laws provisions thereof. The federal and state courts situated in the State of Michigan, County of Wayne shall have sole and exclusive jurisdiction and venue of any and all controversies regarding or arising from this Agreement, and each of the Parties hereby expressly consents and submits to personal jurisdiction and waives any objection based upon lack of personal jurisdiction, lack of subject matter jurisdiction, forum non conveniens, venue or any similar ground.

(o) Sellers hereby represent that, to their Knowledge, as of the date of this Agreement, Buyer is not in violation of Section 12, and Buyer shall have no liability to Sellers for a breach of Section 12 to the extent Sellers have Knowledge of such breach as of the date hereof or the Closing Date.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ROYALTY EXCHANGE INC.

By:	/s/ Jeff Schneider
Name:	Jeff Schneider
Title:	CFO

F.B.T. PRODUCTIONS LLC

By:	/s/ Jeff Bass

EM2M LLC

By:	/s/ Joel Martin

[Signature Page to Purchase Agreement dated November 2017]

Schedule 1

Masters and Videos for which Royalty Payments are Payable

MASTERS

ALBUM	RECORDINGS
THE SLIM SHADY LP (EMINEM)

Public Service Announcement

My Name Is

Guilty Conscience

Brain Damage

Paul

If I Had

‘97 Bonnie & Clyde

Bitch

Role Model

Lounge

My Fault

Ken Kaniff

Cum on Everybody

Rock Bottom

Just Don’t Give a Fuck

Soap

As the World Turns

I’m Shady

Bad Meets Evil

Still Don’t Give a Fuck

THE MARSHALL MATHERS LP (EMINEM)

Public Service Announcement 2000

Kill You

Stan

Paul (Skit)

Who Knew

Steve Berman

The Way I Am

The Real Slim Shady

Remember Me?

I’m Back

Marshall Mathers

Ken Kaniff (Skit)

Drug Ballad

Amityville

Bitch Please II

Kim

Under the Influence

Criminal

The Kids

ALBUM	RECORDINGS
THE EMINEM SHOW (EMINEM)

Curtains Up [Skit]

White America

Business

Cleanin’ Out My Closet

Square Dance

The Kiss [Skit]

Soldier

Say Goodbye Hollywood

Drips

Without Me

Paul Rosenberg (Skit)

Sing for the Moment

Superman

Hailie’s Song

Steve Berman [Skit]

When the Music Stops

Say What You Say

‘Till I Collapse

My Dad’s Gone Crazy

Curtains Close (Skit)

ENCORE (EMINEM)

Curtains Up

Evil Deeds

Never Enough

Yellow Brick Road

Like Toy Soldiers

Mosh

Puke

My 1st Single

Paul [Skit]

Rain Man

Big Weenie

Em Calls Paul [Skit]

Just Lose It

Ass Like That

Spend Some Time

Mockingbird

Crazy in Love

One Shot 2 Shot

Final Thought [Skit]

Encore

We as Americans

Love You More

Ricky Ticky Toc

ALBUM	RECORDINGS
CURTAIN CALL (EMINEM)

Fack

Shake That

When I’m Gone

Intro (Curtain Call)

The Way I Am

My name Is

Stan

Lose Yourself

Shake That

Sing For The Moment

Without Me

Like Toy Soldiers

The Real Slim Shady

Mockingbird

Guilty Conscience

Cleanin Out My Closet

Just Lose It

RELAPSE (EMINEM)

Dr. West [Skit]

3 A.M.

My Mom

Insane

Bagpipes from Baghdad

Hello

Tonya [Skit]

Same Song & Dance

We Made You

Medicine Ball

Paul [Skit]

Stay Wide Awake

Old Time’s Sake

Must Be the Ganja

Mr. Mathers [Skit]

Déjà Vu

Beautiful

Crack a Bottle

Steve Berman [Skit]

Underground

Careful What You Wish For

My Darling

ALBUM	RECORDINGS
RELAPSE: REFILL (EMINEM)	Forever Hell Breaks Loose Buffalo Bill Elevator Taking My Ball Music Box Drop the Bomb On ‘Em
RECOVERY (EMINEM)

Cold Wind Blows

Talkin’ 2 Myself

On Fire

Won’t Back Down

W.T.P.

Going Through Changes

Not Afraid

Seduction

No Love

Space Bound

Cinderella Man

25 to Life

So Bad

Almost Famous

Love the Way You Lie

You’re Never Over

[Untitled Hidden Track]

THE MARSHALL MATHERS LP 2 (EMINEM)	Bad Guy Parking Lot (Skit) Rhyme Or Reason So Much Better Survival Legacy Asshole Berzerk Rap God Brainless Stronger Than I Was The Monster So Far Love Game Headlights Evil Twin
DEVIL’S NIGHT (D-12)	These Drugs

ALBUM	RECORDINGS
8 MILE SOUNDTRACK (VARIOUS)	Love Me Lose Yourself Rabbit Run 8 Mile Places To Go Rap Game
CHEERS (OBIE TRICE)	Hands On You Lady Outro Shit Hits The Fan We All Die One Day
RESURRECTION (TUPAC)	One Day At A Time
GET RICH OR DIE TRYIN’ (50 CENT)	Don’t Push Me Patiently Waiting
LOYAL TO THE GAME (2PAC)	Black Cotton Soldier Like Me
D12 WORLD (D-12)	6 In The Morning American Psycho 2 Bitch Get My Gun Git Up How Come Keep Talkin’ Leave Dat Boy Alone Loyalty
THE HUNGER FOR MORE (LLOYD BANKS)	Warrior Part 2
THE MASSACRE (50 CENT)	Gatman & Robin
KISS OF DEATH (JADAKISS)	Welcome To D-Block
THE PEOPLE VS. (TRICK TRICK)	No More To Say Welcome 2 Detroit
THE LONGEST YARD SOUNDTRACK (VARIOUS - D12)	My Ballz
THOUGHTS OF A PREDICATE FELON (TONY YAYO)	Drama Setter

ALBUM	RECORDINGS
EMINEM PRESENTS THE RE-UP (VARIOUS)	Shady Narcotics We’re Back Murder The Re-Up You Don’t Know Jimmy Crack Corn Whatever You Want Smack That (Remix) Public Enemy #1 Cry Now No Apologies
SECOND ROUND’S ON ME (OBIE TRICE)	Wake Up There They Go
THE BLUEPRINT (JAY-Z)	Renegade
KONVICTED (AKON)	Smack That
THE COUNTY HOUND (CA$HIS)	Pistol Poppin
HELL: THE SEQUEL (BAD MEETS EVIL)	Welcome 2 Hell Fastlane The Reunion Above the Law I’m On Everything A Kiss Lighters Take from Me Loud Noises Living Proof Echo

Videos

3 A.M.
Ass Like That
Beautiful
Cleanin’ Out My Closet
Forgot About Dre
Guilty Conscience
Just Don’t Give a Fuck
Just Lose It
Like Toy Soldiers
Lose Yourself
Love the Way You Lie
Mockingbird
My Name is
No Love
Not Afraid
Role Model
Shake That
Sing for the Moment
Space Bound
Stan
Superman
The Real Slim Shady
The Way I Am
We Made You
When I’m Gone
When The Music Stops
White America
Without Me
You Don’t Know

Schedule 2

Sellers’ Wire Info

FBT:

Account Name
Account Number
Bank Name
Bank Address
Routing No.

Em2M:

Account Name
Account Number
Bank Name
Bank Address
Routing No.

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Schedule 3

Buyer’s Wire Info

Account Name
Account Number
Bank Name
Bank Address
Routing No.

2

Exhibit 1: Amended and Restated Option Agreement

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AMENDED AND RESTATED OPTION AGREEMENT

This Amended and Restated Option Agreement (this “Agreement”) is made November 13, 2017, (the “Effective Date”), by and among Royalty Exchange, Inc. (“Royalty Exchange”), on the one hand, and F.B.T. Productions LLC (“FBT”) and Em2M LLC (“Em2M”) (each, a “Seller” and, collectively, “Sellers”), on the other hand. Each of Royalty Exchange, Buyer (as hereinafter defined) and Sellers may be referred to as a “Party” and jointly as the “Parties.” This Agreement amends and restates in its entirety that certain Option Agreement by and among the parties hereof, dated the 27th day of April, 2017 (the “April Option Agreement”).

RECITALS

F. FBT and/or Em2M are parties to certain agreements with Marshall B. Mathers III p/k/a “Eminem” (“Artist”), Aftermath Records d/b/a Aftermath Entertainment (“Aftermath”) and/or UMG Recordings, Inc., including its division Interscope Records (“UMG”) (such agreements, as amended, collectively, the “Royalty Agreement”), pursuant to which Seller(s) are entitled to certain payments (the “Royalty Payments”) arising from the use and exploitation of audio and audio-visual recordings embodying the Artist’s performances, as set forth on Schedule 1 annexed hereto and made a part hereof.

B. Sellers desire to grant to Royalty Exchange, and Royalty Exchange desires to acquire from Sellers, an option to purchase either a fifteen percent (15%) or twenty-five percent (25%) Passive Income Interest (as hereinafter defined) in the Royalty Payments (the “Option”), subject to the terms, conditions and requirements set forth in this Agreement.

C. Royalty Exchange intends to form a majority-owned and controlled subsidiary for the purposes of raising funds to acquire the applicable percentage of the Royalty Payments and hold the 15% or 25% Passive Income Interest in the Royalty Payments (such 15% or 25% Passive Income Interest, the “Acquired Interest”).

D. Royalty Exchange intends to use best efforts to conduct a Public Offering (as hereinafter defined) in accordance with the terms, conditions and requirements set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration received by each of the parties to this Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

15. Definitions.

(a) “Affiliate(s)” shall mean any entity or entities majority owned and controlled by a Party, including, without limitation, any majority-owned and controlled subsidiary or subsidiaries now or hereafter existing.

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(b) “Buyer” means Royalty Exchange or, if the Option is validly assigned by Royalty Exchange to its Affiliate, such assignee Affiliate having the right to exercise the Option pursuant to such assignment.

(c) “Passive Income Interest” shall mean a passive right to receive income from Royalty Payments otherwise payable to Sellers under the Royalty Agreement, it being acknowledged that Sellers shall make good faith efforts to instruct UMG and/or Aftermath to make such 15% or 25% passive income payments directly to Buyer or its designees if the Option is exercised and the Closing occurs. For the avoidance of doubt, notwithstanding anything to the contrary herein, Buyer shall not be deemed a party or a third party beneficiary to the Royalty Agreement resulting from the Acquired Interest, if any, and Buyer shall not have any rights to directly exercise any of Sellers’ rights, title and interests under the Royalty Agreement.

16. Grant of Option.

(a) Sellers hereby grant to Royalty Exchange, and Royalty Exchange hereby accepts from Sellers, an option (the “Option”) to purchase either (i) a fifteen percent (15%) Passive Income Interest in the Royalty Payments (the “15% Option”) or (ii) a twenty-five percent (25%) Passive Income Interest in the Royalty Payments (the “25% Option”), in Royalty Exchange’s sole discretion, subject to the terms, conditions and requirements set forth in this Agreement.

(b) The Option shall be assignable by Royalty Exchange to any of its Affiliates and may be exercised by such Affiliate assignee, provided that any such assignment shall be in writing and shall expressly provide that such Affiliate assignee shall undertake the performance of all of Buyer’s obligations hereunder as if it is a direct party to this Agreement, and provided further that Royalty Exchange provides a true and complete copy of such assignment to Sellers. Further, as a material inducement to Sellers entering this Agreement, in the event the Option is assigned to and exercised by an Affiliate of Royalty Exchange, Royalty Exchange hereby expressly agrees, represents and warrants and does hereby guarantee the full performance of such Affiliate’s obligations hereunder as if such Affiliate is a direct party to this Agreement, and in the event such Affiliate fails to so perform, Royalty Exchange shall undertake to perform and cause the full performance of all of Buyer’s obligations hereunder in place of such Affiliate and Royalty Exchange shall be bound by Buyer’s covenants, representations and warranties hereunder as if Royalty Exchange made such covenants, representations and warranties as Buyer hereunder, it being expressly acknowledged that Sellers shall have no obligation to pursue, obtain or exhaust any right, remedy or cause of action against such Affiliate or any of its shareholders or members as a condition of seeking enforcement of such guarantee against Royalty Exchange.

17. Holding Fee. In consideration for Sellers’ grant of the Option, concurrently with the execution of the April Option Agreement, Royalty Exchange has paid to Sellers a non-refundable fee of Fifty Thousand U.S. Dollars ($50,000) in cash (the “Holding Fee”), allocated as follows by wire payment to Sellers’ respective bank accounts as set forth on Schedule 2 annexed hereto and made a part hereof: Thirty-Three Thousand Three Hundred U.S. Dollars ($33,300) to FBT, and Sixteen Thousand Seven Hundred U.S. Dollars ($16,700) to Em2M.

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18. Option Term and Option Price.

(a) The term of the Option shall commence with the execution of this Agreement and continue through and include November 15, 2017 (the “Option Term”), during which time Buyer may exercise the Option to purchase either (i) the 15% Option for a purchase price of Nine Million Seven Hundred Fifty Thousand U.S. Dollars ($9,750,000) in cash (the “15% Option Price”) or (ii) the 25% Option for a purchase price of Eighteen Million Seven Hundred Fifty Thousand U.S. Dollars ($18,750,000) (the “25% Option Price”).

(b) The 25% Option Price shall be due and payable as follows:

(i) First, an amount of Eleven Million Seven Hundred Fifty Thousand U.S. Dollars ($11,750,000), less the Holding Fee, due upon Closing (the “25% Option Price Initial Payment”);

(ii) Second, the remainder of Seven Million U.S. Dollars ($7,000,000) (the “25% Option Price Remaining Payment”), due upon the earlier of:

(1) Closing a Public Offering of the Securities with proceeds of or in excess of Twenty Five Million Dollars ($25,000,000); or

(2) The IPO Expiration.

(iii) Buyer hereby covenants and agrees to use its commercially reasonable best efforts to effect a closing of a Public Offering of the Securities with proceeds of or in excess of Twenty Five Million Dollars ($25,000,000) on or before December 31, 2017.

(iv) If Seller closes any Public Offering of the Securities with proceeds of an amount less than Twenty Five Million Dollars ($25,000,000) prior to the IPO Expiration, twenty five percent (25%) of such proceeds shall be promptly paid by Seller to Buyers in partial satisfaction of the 25% Option Price Remaining Payment (such payment or payments, a “Partial Payment”), which Partial Payment(s) shall reduce the 25% Option Price Remaining Amount.

(c) If the Option is not exercised on or before the last day of the Option Term, this Agreement and the Option contained herein shall automatically terminate without further liability or obligation to the Parties.

(d) Each Seller hereby acknowledges and agrees that Royalty Exchange expressly disclaims, and shall have no liability whatsoever, to Sellers or any other person, in connection with the allocation of any payments between the Sellers under this Agreement.

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19. Exercise of Option. The Option may be exercised by Buyer at any time on or before 5:00 p.m. New York City Time on the last day of the Option Term. Buyer shall exercise the Option by:

(a) delivery of written notice (email sufficing) thereof to Seller (the “Notice”), which shall specify (i) Buyer’s election to exercise the Option, (ii) the name of the entity to which the applicable portion of the Royalty Payments shall be assigned, and (iii) the election of either the 15% Option or the 25% Option; and

(b) delivery (email sufficing) of a proposed written agreement with respect to the income assignment of the Acquired Interest approved by Sellers, which approval shall not be unreasonably withheld or delayed (“Proposed Agreement”).

20. Closing.

(a) If the Option is exercised by Buyer, the closing of the assignment of the Acquired Interest (the “Closing”) shall be held within five (5) business days following delivery of the Notice to Sellers and Sellers’ approval of the Proposed Agreement (the “Closing Date”). The Closing shall occur at a time and place as Sellers and Buyer shall agree upon in the Proposed Agreement.

(b) If Buyer has exercised the Option, then, at the Closing, the following shall occur:

(i) Buyer shall pay to Sellers either (i) the 15% Option Price or (ii) the 25% Option Price, as indicated in the Notice, in each case less the Holding Fee, allocated as follows by wire payment to Sellers’ respective bank accounts as set forth on Schedule 2: two-thirds (66.6%) of the applicable Option Price to FBT and one-third (33.4%) of the applicable Option Price to Em2M.

(ii) The Parties shall execute the Proposed Agreement, pursuant to which Sellers shall sell, convey, assign and transfer to Buyer either a 15% Passive Income Interest (in the case of the 15% Option) or a 25% Passive Income Interest (in the case of the 25% Option) in the Royalty Payments under the Royalty Agreement, free and clear of all security interests, liens, pledges, charges and encumbrances.

(iii) Such executed Proposed Agreement shall provide that, if the 25% Option is purchased, from and after Closing until Buyer’s obligation to pay the 25% Option Price Remaining Payment is completed, Buyer’s 25% Passive Income Interest shall be reduced by multiplying their 25% Passive Income Interest by a fraction, such fraction being the 25% Option Price Initial Payment plus any Partial Payment(s), divided by the 25% Option Price.

(iv) Buyer and the Sellers shall enter such further documentation as reasonably necessary to effectuate such sale, conveyance, assignment and transfer as shall be mutually acceptable to Buyer and Sellers.

(v) Sellers shall grant to Buyer a security interest in the Acquired Interest and shall do all acts and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that Buyer may reasonably require, and take all further steps relating to such security interest that Buyer may reasonably require, to perfect such security interest and Buyer’s rights therein.

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(vi) Each Seller shall provide a certificate of a senior officer of such Seller certifying the accuracy as of such time of the matters set forth in Section 10 hereof as of the date of the Closing, and providing customary certifications to the reasonable satisfaction of Buyer.

21. Public Offering.

(a) Buyer shall use its best efforts to conduct a public offering (the “Public Offering”) of a series or class of securities that is linked to the value of the Royalty Payments and provides the public with a means to participate in the Acquired Interest (the “Securities”) as promptly as practicable after the Effective Date, subject to the terms and conditions of this Agreement and all applicable laws and regulations with respect to such transactions;

(b) Within sixty (60) calendar days after the Effective Date, Buyer shall file an initial Form 1-A with the Securities and Exchange Commission;

(c) Buyer hereby represents, warrants and covenants, as applicable that following the closing of the Public Offering (if it occurs):

(i) the Securities shall be publicly traded on the OTCQB or other exchange or alternative trading system reasonably acceptable to Sellers; and

(ii) Buyer shall have associated with a FINRA-approved market maker and such parties’ Form 211 shall become effective upon the closing of the Public Offering.

(d) Buyer shall be responsible with respect to the performance and satisfaction of any and all obligations and liabilities relating to the Public Offering and the application thereof, including, without limitation, any and all legal, financial and compliance matters and the fees and expenses related thereto.

(e) Prior to the consummation of the Public Offering, Sellers shall jointly have the right to approve, which shall not be unreasonably withheld, any professionals (including, auditors, attorneys, broker-dealers and other advisors) in connection with the Public Offering. Additionally, Buyer shall consult with the Sellers regarding, and the Sellers shall jointly have the right to approve, which shall not be unreasonably withheld, the key elements of any marketing and promotion campaigns associated with the Public Offering, including, but not limited to, marketing plans and budgets and press releases related to the Public Offering.

(f) Notwithstanding the foregoing provisions of this Section 7, Buyer may exercise the Option before the closing of any Public Offering during the Option Term and may pay the 15% Option Price or 25% Option Price from proceeds raised from private offerings or other legal sources.

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22. Early Termination. In the event that Buyer does not satisfy the requirements of Section 7(b) in the time frame specified therein, Sellers shall have the option to terminate this Agreement without any further penalty or obligation on the part of the Parties.

23. Termination Following Closing.

(a) Following the Closing, in the event that the Sellers have not waived the requirement for the Buyer to conduct a Public Offering and the Buyer has not successfully completed the Public Offering prior to the first anniversary of the April Option Agreement (the “IPO Expiration”):

(i) Within five (5) business days after the IPO Expiration, Royalty Exchange shall pay to the Sellers an expiration fee in the sum of One Hundred Thousand U.S. Dollars ($100,000), allocated as follows by wire transfer to the Sellers’ respective bank accounts as set forth on Schedule 2, or such other bank accounts as Sellers may then designate in writing (email sufficing): Sixty-Six Thousand Six Hundred U.S. Dollars ($66,600) to FBT, and Thirty-Three Thousand Four Hundred U.S. Dollars ($33,400) to Em2M.

(ii) During the Repurchase Option Term (as defined below), Sellers shall have the option to repurchase the Acquired Interest for the same aggregate price, including for the avoidance of doubt any Partial Payment(s) and/or the 25% Option Price Remaining Payment, received by Sellers pursuant to this Agreement (the “Repurchase Option” and such aggregate price, “Repurchase Price”)), such option being exercisable by written notice to Royalty Exchange (“Repurchase Notice”). The term of the Repurchase Option shall commence upon the IPO Expiration and continue through and include the date that is six (6) months after the date of the IPO Expiration (the “Repurchase Option Term”).

(iii) In the event Sellers exercise the Repurchase Option, within five (5) business days after delivery of the Repurchase Notice to Royalty Exchange:

(1) Sellers shall cause payment of the Repurchase Price to be made to Royalty Exchange at its bank account set forth on Schedule 3 annexed hereto and made a part hereof, or such other payee and bank account as Royalty Exchange may then designate in writing (email sufficing).

(2) Buyer shall pay to Sellers any proceeds arising from or with respect to the Acquired Interest directly or indirectly received by Buyer or its designee between the Closing and the date of such repayment.

(3) Buyer shall execute and deliver to Sellers a re-assignment of the Acquired Interest in form and substance satisfactory to Sellers, and such other documentation as reasonably necessary to effectuate such reassignment. In the event Buyer fails to so execute and deliver, the assignment of the Acquired Interest to Buyer shall automatically terminate and all rights granted to Buyer with respect to the Acquired Interest as contemplated in this Agreement and the Proposed Agreement shall immediately revert to Sellers, and Sellers shall have the right to execute any such instruments or documents in Buyer’s name solely to effectuate such reassignment of the Acquired Interest to Sellers.

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24. Sellers’ Representations. Each Seller, jointly and severally, hereby represents, warrants, covenants and agrees as follows (as used in this Section 10, “Sellers’ Knowledge” shall mean the actual knowledge of Joel Martin, after reasonable due inquiry):

(a) Constitution and Compliance.

(i) Such Seller is duly organized and validly existing under the laws of its jurisdiction of formation, in good standing and with power and authority to carry on its business as currently conducted and as currently proposed to be conducted and to own, lease, and operate its properties. Such Seller has at all times carried on its business and affairs related to the Royalty Agreement and the Royalty Payments in all material respects in accordance with its organizational documents and all applicable laws, and has not breached or violated, and is not in breach or violation, of its organizational documents or applicable laws in a manner which may materially and adversely affect such Seller or its ability to perform its obligations under this Agreement.

(ii) Such Seller has made available to Buyer or to Buyer’s legal advisor true, accurate and complete copies of its organizational documents, as amended.

(b) Authority to Transact.

(i) Such Seller has all requisite corporate power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(ii) (A) All corporate action on the part of such Seller, necessary for the authorization and execution of this Agreement by such Seller, and the performance of all of such Seller’s obligations under this Agreement, have been taken, and no other company proceeding on the part of such Seller is necessary to authorize this Agreement and the transactions contemplated hereby; and (B) this Agreement constitutes, valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by effect of (1) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and (2) general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c) Execution of Agreement. Neither the execution and delivery by such Seller of this Agreement nor the consummation by such Seller of the transactions contemplated hereby, will:

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(i) Violate any provisions of such Seller’s organizational documents or the Royalty Agreement or any other contract, agreement, indenture, mortgage, instrument, note, bond, lease, license, arrangement, or undertaking of any nature, written or oral, of such Seller, or cause the acceleration, termination or modification of the Royalty Agreement or any other contract, agreement, indenture, mortgage, instrument, note, bond, lease, license, arrangement, or undertaking of any nature, written or oral, of such Seller.

(ii) Require the consent, license, permit, approval, permission certificate, application or agreement of any governmental entity or any other third party.

(iii) Result in any violation of, or conflict with, or constitute a default under any term of, or result in the creation or enforcement of, any lien, attachment, mortgage, security interest or encumbrances (collectively, “Encumbrances”) upon any of the properties or assets of such Seller related to the Royalty Agreement or Royalty Payments.

(iv) Cause such Seller to lose any interest in or the benefit of any asset, right, license or privilege related to the Royalty Agreement or Royalty Payments it presently owns or enjoys.

(v) Result in any breach or violation by such Seller of any provisions of any law applicable to the Seller or by which any of its assets or properties is bound or subject.

(d) Royalty Agreement; Acquired Interest.

(i) The Royalty Agreement constitutes a valid and binding agreement and, to the knowledge of Sellers, the valid and binding obligation of each other party thereto and is enforceable by Sellers in accordance with is terms, and Sellers are entitled to all rights and benefits thereunder. Neither Sellers nor, to the knowledge of Sellers, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or entitle any party to terminate, accelerate, modify or call a default under the Royalty Agreement.

(ii) To the knowledge of Sellers, no other person or entity has any legal or equitable interest whatsoever in the Acquired Interest.

(iii) No event has occurred or circumstance exists that may (with or without notice or lapse of time): (A) to such Seller’s knowledge, constitute or result in a violation by such Seller of, or a failure on the part of such Seller to comply with, any law with respect to any of the Royalty Agreement or Royalty Payments; or (B) could reasonably be expected to give rise to any obligation on the part of such Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with any law with respect to the Royalty Agreement or Royalty Payments.

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(iv) There is no action or proceeding pending or, to such Seller’s knowledge, threatened and no notice has been received by such Seller that has resulted in or, could reasonably be expected to result in, suspension, non-renewal, termination or cancellation of, or with respect to, the Royalty Agreement and the Royalty Payments.

(v) Each Seller has taken all reasonable steps in its sole reasonable business judgment to protect its rights in the Royalty Agreement and Royalty Payments, including making or causing to be made any necessary filings and paying any fees required by any governmental entity with respect to the Royalty Payments.

(vi) Sellers have the right to sell, license, assign, transfer, convey or dispose of the Acquired Interest.

(vii) No person has asserted or threatened to assert any claims with respect to the Royalty Agreement or any part thereof contesting the right of Sellers to sell, assign, transfer or dispose of the portion of thereof that will constitute the Acquired Interest.

(viii) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will, with or without notice or lapse of time, result in or give any other person or entity the right or option to cause or declare: (A) a loss of, or Encumbrance on, Sellers’ underlying rights, title and interests subject to the Royalty Agreement; (B) a breach of the Royalty Agreement; or (C) the grant, assignment or transfer to any third party of any license or other right or interest under, to or in the Royalty Agreement or the Royalty Payments subject thereto.

(ix) The Royalty Payments are payable to Sellers on a semi-annual basis pursuant to the Royalty Agreement. Sellers’ account(s) under the Royalty Agreement are fully recouped. No advances or other costs (e.g., recording costs, video production costs, marketing and promotion expense) are currently recoupable or chargeable against the Royalty Payments, and no advances or other costs shall be recoupable or chargeable against the Acquired Interest in the Royalty Payments after the Closing, if any.

(e) No Insolvency Event. Such Seller has not ceased to pay its debts in the ordinary course of business, and is not unable to pay its debts as they become due, nor it is insolvent within the meaning of the United States Bankruptcy Code (any of the foregoing, an “Insolvency Event”) for the such Seller, and there is no circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event for such Seller.

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25. Royalty Exchange’s Representations. Royalty Exchange hereby warrants, covenants and agrees, on behalf of itself and Buyer, as applicable, as follows:

(a) Constitution and Compliance.

(i) Royalty Exchange is a corporation validly existing under the laws of the State of Delaware and is current with all filings required by any law, statute, regulation, ordinance, code, order, requirement, rule, legally enforceable policy or guideline, decision or other action, including any judicial or administrative interpretation thereof of any authority to maintain its existence. Buyer is or shall be, a duly organized and validly existing under the laws of its jurisdiction of formation, in good standing and with power and authority to carry on its business as currently conducted or as currently proposed to be conducted and to own, lease, and operate its properties.

(ii) Royalty Exchange has, and Buyer shall have, at all times carried on their respective business and affairs in all material respects in accordance with their respective organizational documents and all applicable laws, and Royalty Exchange has not, and Buyer shall not have, breached or violated, and Royalty Exchange is not, and Buyer shall not be, in breach or violation, of its organizational documents or applicable laws in a manner which may materially and adversely affect Royalty Exchange, Buyer or their respective ability to perform their respective obligations under this Agreement.

(iii) Royalty Exchange and Buyer has made available to Sellers or to Sellers’ legal advisor true, accurate and complete copies of their respective organizational documents, as amended.

(b) Authority to Transact.

(i) Royalty Exchange has, and Buyer shall have, all requisite corporate power, capacity and authority to execute and deliver this Agreement, and to carry out and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, obtaining all requisite approvals by the board of directors and shareholders with respect to entering into this Agreement and performing its respective obligations hereunder.

(ii) (A) All corporate action on the part of Royalty Exchange necessary for the authorization and execution of this Agreement and the performance of all of Royalty Exchange’s and Buyer’s respective obligations hereunder have been taken, and no other company proceeding on the part of Royalty Exchange is necessary to authorize this Agreement and the transactions contemplated hereby; and (B) this Agreement constitutes, valid and legally binding obligations of Royalty Exchange and Buyer if the Option is validly assigned to an Affiliate of Royalty Exchange, enforceable against Royalty Exchange on behalf of itself and Buyer and Buyer if the Option is validly assigned to an Affiliate of Royalty Exchange in accordance with its terms, except as such enforceability may be limited by effect of (1) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and (2) general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

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(c) Execution of Agreement. Neither the execution and delivery by Royalty Exchange of this Agreement nor the consummation by Royalty Exchange and Buyer, as applicable, of the transactions contemplated hereby, will:

(i) Violate any provisions of Royalty Exchange’s and or Buyer’s respective organizational documents.

(ii) Violate the rights of any third party or require the consent, license, permit, approval, permission certificate, application or agreement of any governmental entity or any other third party.

(iii) Violate or result in the violation of any law, regulations, contract or agreement applicable to Royalty Exchange or Buyer.

(d) No Insolvency Event. Royalty Exchange has not, and Buyer shall not have, ceased to pay its debts in the ordinary course of business, and Royalty Exchange is not, and Buyer shall not be, unable to pay its respective debts as they become due or deemed insolvent within the meaning of the United States Bankruptcy Code (any of the foregoing, an “Insolvency Event”), and there is no circumstance which, with notice or the passage of time, or both, would give rise to an Insolvency Event for Royalty Exchange or Buyer.

(e) No Conflicts. This Agreement and the exercise of the rights and performance of the obligations of Royalty Exchange and Buyer hereunder do not and shall not (i) conflict with, or result in a default under any agreement, contract, mortgage, bond or other instrument to which Royalty Exchange or Buyer is or shall be a party, (ii) conflict with Royalty Exchange’s Certificate of Incorporation or bylaws, as amended, or if the Option is assigned to an Affiliate of Royalty Exchange, such Affiliate’s Certificate of Incorporation or bylaws, as amended, or (iii) conflict with or violate any applicable laws or regulations.

26. Time of Parties’ Respective Representations. Each Party hereby represents, warrants, covenants and agrees that the representations, warranties, covenants and agreements made by each of them hereunder are and shall be true and correct (A) as of the Effective Date, and (B) as of Closing Date, and shall survive the Closing.

27. Sellers’ Covenants. Each Seller, jointly and severally, covenants and agrees that from and after the execution and delivery of this Agreement:

(a) Such Seller will give Royalty Exchange and its representatives full reasonable access during normal business hours to all of the properties, books and records related to the Royalty Agreement and Royalty Payments available to such Seller, and furnish Royalty Exchange and its representatives with such information concerning the Royalty Agreement and Royalty Payments as Royalty Exchange may reasonably request, to the extent that such access and any related disclosure of information shall not violate any confidentiality obligations to which Sellers are subject under the Royalty Agreement. All reasonable fees and expenses incurred by the Sellers in connection with the foregoing shall be at the sole expense of Royalty Exchange, or at its option, the sole expense of Buyer.

(b) Such Seller shall notify Royalty Exchange (or, following Closing, Buyer) of any claim or assertion by a third party that the Royalty Agreement or the Royalty Payments pursuant thereto, or any portion thereof, infringes or otherwise violates the rights of any third party.

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(c) Such Seller shall not take any action that may materially adversely affect the rights of Buyer under the Option, or the Acquired Interest after the Closing.

28. Indemnity.

(a) Each Seller understands the meaning of the representations and warranties made by such Seller in this Agreement and hereby agrees to indemnify and hold harmless Royalty Exchange and Buyer, and each of their respective directors, officers, partners, managers and employees and all persons deemed to be in control of any of the foregoing, and to hold such persons harmless, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, to which they may be put or which they may incur by reason of, or in connection with, any third party claims arising from (a) any material misstatement, misrepresentation or omission made by or on behalf of such Seller in the information supplied to Buyer or its representatives for use in connection with the Public Offering, or (b) any material breach of the representations, warranties, covenants or agreements made by each Seller herein, including, but not limited to, any sale, transfer or other disposition of all or any part of the Royalty Agreement or Royalty Payments by such Seller in violation of applicable law; provided, however, that any such third party claim is reduced to a final adverse judgment by a court of competent jurisdiction or settled with each Seller’s prior written consent, which shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary herein, each Seller’s respective indemnity obligation pursuant to this paragraph shall not exceed the aggregate amounts actually received by such Seller under this Agreement.

(b) Royalty Exchange understands the meaning of the representations and warranties made by it and Buyer in this Agreement and hereby agrees to indemnify and hold harmless each Seller and each of their respective directors, officers, partners, managers and employees and all persons deemed to be in control of any of the foregoing, and to hold such persons harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, to which they may be put or which they may incur by reason of, or in connection with, any third party claims arising from (a) any material misstatement, misrepresentation or omission made by or on behalf of Royalty Exchange or Buyer with respect to the offering materials for the Public Offering other than the information provided by Sellers or their representatives for use therein, or (b) any material breach of the representations, warranties, covenants or agreements made by Royalty Exchange and Buyer herein, including, but not limited to, any act or failure to act by Royalty Exchange or Buyer with respect to the Public Offering, the Securities, the Option and the Acquired Interest, if any, in violation of applicable law and regulations; provided, however, that any such third party claim is reduced to a final adverse judgment by a court of competent jurisdiction or settled with Royalty Exchange and Buyer’s prior written consent, which shall not be unreasonably withheld or delayed.

(c) With respect to any third party claim giving rise or reasonably expected to give rise to indemnity hereunder, the party seeking indemnification (“Indemnified Party”) shall provide the party from whom indemnity is sought (“Indemnifying Party”) prompt written notice of any such third party claim, which notice shall specify in reasonable detail, the basis of such third party claim, and if known, the amount or an estimate of the amount of liability related thereof. Such written notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of such third party claim shall not adversely affect the Indemnified Party’s right to indemnification hereunder unless, and solely to the extent that the rights or remedies of the Indemnifying Party are materially prejudiced as a result of such failure.

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(d) The Indemnifying Party shall have the right to assume any third party claim and direct the defense thereof with counsel of its own choice, and the Indemnified Party shall have the right to join and participate in the defense of any such third party claim with counsel of its own choice at its sole cost and expense, but the control of such defense shall remain with the Indemnifying Party and its counsel.

29. Brokerage. Each Party hereto represents and warrants to each of the other parties that it and/or its Affiliates have not incurred any obligations or liabilities, contingent or otherwise, or brokerage or finder’s fees or agent’s commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which the other party or parties hereto will have any liability. Each Party hereto agrees to and shall indemnify and hold the other parties hereto harmless from and against and in respect of any breach by it of the provisions of this Section 15.

30. Waiver of Jury Trial. THE PARTIES IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

31. Confidentiality. Each Party hereto agrees that all non-public information received from or otherwise relating to the other Parties hereto and such other Parties’ respective Affiliates, or any of their respective businesses, partners, clients, contracting parties or direct or indirect investments, including without limitation, the Royalty Agreement and the terms and provisions thereof, trade secrets, know how or strategies or similar items is confidential (such non-public information, “Confidential Information”). Each Party shall not directly or indirectly disclose, release or otherwise cause the disclosure or release of any Confidential Information to any third party without the prior written consent of the other party or parties. The restrictions set forth herein shall not apply to any disclosures to the extent necessary to effectuate or to enforce this Agreement, or as required by law, or in compliance with inquires made by regulators, provided that in the event that such disclosure is required to comply with law or inquiries made by regulators, as long as (a) the Party subject to such disclosure obligations provides prior written notice to the other Parties hereto stating the basis upon which the disclosure is asserted to be required, and (b) the Party subject to such disclosure obligations takes all reasonable steps to oppose or mitigate any such disclosure.

32. Miscellaneous.

(a) From time to time after the date of Effective Date of the Agreement, each party hereto shall make, execute and deliver to each other such additional deeds, assignments, bills of sale and other instruments of conveyance, transfer, or consent as may be necessary or proper and reasonably requested by the other party, to the extent that any such delivery shall not result in a breach or violation by Sellers of their respective confidentiality obligations under the Royalty Agreement. For avoidance of doubt, under this Section 18(a), each Seller, Royalty Exchange and Buyer, may be required to use its reasonable best efforts to seek such additional documentation.

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(b) All notices and other communications required or permitted to be given hereunder shall be in writing and, unless otherwise specified herein, shall be deemed to have been duly given when delivered or when mailed, first-class, postage prepaid, to the parties at the following addresses:

(i) If to Royalty Exchange or Buyer:

c/o Royalty Exchange, Inc.

1550 Larimer St., #769

Denver, CO 80202

Attention: Matthew Smith

With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

1601 Wewatta St., Suite 900

Denver, CO 80202

Attention: David R. Crandall, Andrew McCormick

(ii) If to either Seller:

c/o 54 Sound Studio

1525 East Nine Mile Road

Ferndale, MI 48220

With a copy (which shall not constitue notice) to:

Levinsohn Associates, P.C.

1325 Avenue of the Americas, 27th Floor

New York, NY 10019

Attanetion: Mark Levinsohn, Esq.

or to such other address or addresses as may hereafter be specified by notice given as provided above.

(c) This Agreement may be assigned by any Party hereto to any of such Party’s Affiliates, provided that any such assignee shall undertake the performance of and assume the obligations of the assigning Party, and the assigning Party shall remain secondarily liable, as a guarantor, with respect to such obligations. The provisions of this Agreement shall be binding upon and shall inure to the benefit of each of the Parties hereto and their respective heirs, representatives, successors and permitted assigns.

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(d) Each Party shall bear its own expenses and costs, including, without limitation, the fees of any attorney, auditor, or other financial advisor retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing sentence, Royalty Exchange or, at its election, Buyer, shall be responsible for all of its legal, compliance, broker-dealer and other commissions, fees, costs and expenses associated with the transactions contemplated herein, including all legal, accounting and other fees associated with the Public Offering.

(e) Any sales, use, transfer and/or documentary taxes imposed in connection with the sale and delivery of the Acquired Interest pursuant to this Agreement shall be paid by Royalty Exchange or, at its election, Buyer.

(f) This Agreement merges all previous negotiations between the parties hereto and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement. No amendment, modification or change of this Agreement shall be valid unless in writing and executed by the parties hereto.

(g) This Agreement may be executed in several counterparts or with detachable signature pages (including in .pdf format) and all counterparts so executed will constitute one Agreement binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

(h) In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

(i) Captions to and headings of the sections and subsections, paragraphs or subparagraphs of this Agreement are solely for convenience, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

(j) This Agreement has been executed in and shall be construed in accordance with and subject to the laws of the State of Michigan without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of Wayne, State of Michigan.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ROYALTY EXCHANGE, INC.

By:	/s/ Jeff Schneider
Name:	Jeff Schneider
Title:	Chief Financial Officer

F.B.T. PRODUCTIONS LLC

By:	/s/ Joel Martin
Name:	Joel Martin
Title:	Manager

EM2M LLC

By:	/s/ Joel Martin
Name:	Joel Martin
Title:	Manager

[Signature Page to Option Agreement]

Schedule 1

Masters and Videos for which Royalty Payments are Payable

MASTERS

ALBUM	RECORDINGS
THE SLIM SHADY LP (EMINEM)

Public Service Announcement

My Name Is

Guilty Conscience

Brain Damage

Paul

If I Had

‘97 Bonnie & Clyde

Bitch

Role Model

Lounge

My Fault

Ken Kaniff

Cum on Everybody

Rock Bottom

Just Don’t Give a Fuck

Soap

As the World Turns

I’m Shady

Bad Meets Evil

Still Don’t Give a Fuck

THE MARSHALL MATHERS LP (EMINEM)

Public Service Announcement 2000

Kill You

Stan

Paul (Skit)

Who Knew

Steve Berman

The Way I Am

The Real Slim Shady

Remember Me?

I’m Back

Marshall Mathers

Ken Kaniff (Skit)

Drug Ballad

Amityville

Bitch Please II

Kim

Under the Influence

Criminal

The Kids

ALBUM	RECORDINGS
THE EMINEM SHOW (EMINEM)

Curtains Up [Skit]

White America

Business

Cleanin’ Out My Closet

Square Dance

The Kiss [Skit]

Soldier

Say Goodbye Hollywood

Drips

Without Me

Paul Rosenberg (Skit)

Sing for the Moment

Superman

Hailie’s Song

Steve Berman [Skit]

When the Music Stops

Say What You Say

‘Till I Collapse

My Dad’s Gone Crazy

Curtains Close (Skit)

ENCORE (EMINEM)

Curtains Up

Evil Deeds

Never Enough

Yellow Brick Road

Like Toy Soldiers

Mosh

Puke

My 1st Single

Paul [Skit]

Rain Man

Big Weenie

Em Calls Paul [Skit]

Just Lose It

Ass Like That

Spend Some Time

Mockingbird

Crazy in Love

One Shot 2 Shot

Final Thought [Skit]

Encore

We as Americans

Love You More

Ricky Ticky Toc

ALBUM	RECORDINGS
CURTAIN CALL (EMINEM)

Fack

Shake That

When I’m Gone

Intro (Curtain Call)

The Way I Am

My name Is

Stan

Lose Yourself

Shake That

Sing For The Moment

Without Me

Like Toy Soldiers

The Real Slim Shady

Mockingbird

Guilty Conscience

Cleanin Out My Closet

Just Lose It

RELAPSE (EMINEM)

Dr. West [Skit]

3 A.M.

My Mom

Insane

Bagpipes from Baghdad

Hello

Tonya [Skit]

Same Song & Dance

We Made You

Medicine Ball

Paul [Skit]

Stay Wide Awake

Old Time’s Sake

Must Be the Ganja

Mr. Mathers [Skit]

Déjà Vu

Beautiful

Crack a Bottle

Steve Berman [Skit]

Underground

Careful What You Wish For

My Darling

RELAPSE: REFILL (EMINEM)	Forever Hell Breaks Loose Buffalo Bill Elevator Taking My Ball Music Box Drop the Bomb On ‘Em

ALBUM	RECORDINGS
RECOVERY (EMINEM)

Cold Wind Blows

Talkin’ 2 Myself

On Fire

Won’t Back Down

W.T.P.

Going Through Changes

Not Afraid

Seduction

No Love

Space Bound

Cinderella Man

25 to Life

So Bad

Almost Famous

Love the Way You Lie

You’re Never Over

[Untitled Hidden Track]

THE MARSHALL MATHERS LP 2 (EMINEM)	Bad Guy Parking Lot (Skit) Rhyme Or Reason So Much Better Survival Legacy Asshole Berzerk Rap God Brainless Stronger Than I Was The Monster So Far Love Game Headlights Evil Twin
DEVIL’S NIGHT (D-12)	These Drugs
8 MILE SOUNDTRACK (VARIOUS)	Love Me Lose Yourself Rabbit Run 8 Mile Places To Go Rap Game
CHEERS (OBIE TRICE)	Hands On You Lady Outro Shit Hits The Fan We All Die One Day
RESURRECTION (TUPAC)	One Day At A Time
GET RICH OR DIE TRYIN’ (50 CENT)	Don’t Push Me Patiently Waiting
LOYAL TO THE GAME (2PAC)	Black Cotton Soldier Like Me

ALBUM	RECORDINGS
D12 WORLD (D-12)	6 In The Morning American Psycho 2 Bitch Get My Gun Git Up How Come Keep Talkin’ Leave Dat Boy Alone Loyalty
THE HUNGER FOR MORE (LLOYD BANKS)	Warrior Part 2
THE MASSACRE (50 CENT)	Gatman & Robin
KISS OF DEATH (JADAKISS)	Welcome To D-Block
THE PEOPLE VS. (TRICK TRICK)	No More To Say Welcome 2 Detroit
THE LONGEST YARD SOUNDTRACK (VARIOUS - D12)	My Ballz
THOUGHTS OF A PREDICATE FELON (TONY YAYO)	Drama Setter
EMINEM PRESENTS THE RE-UP (VARIOUS)	Shady Narcotics We’re Back Murder The Re-Up You Don’t Know Jimmy Crack Corn Whatever You Want Smack That (Remix) Public Enemy #1 Cry Now No Apologies
SECOND ROUND’S ON ME (OBIE TRICE)	Wake Up There They Go
THE BLUEPRINT (JAY-Z)	Renegade
KONVICTED (AKON)	Smack That
THE COUNTY HOUND (CA$HIS)	Pistol Poppin
HELL: THE SEQUEL (BAD MEETS EVIL)	Welcome 2 Hell Fastlane The Reunion Above the Law I’m On Everything A Kiss Lighters Take from Me Loud Noises Living Proof Echo

Videos

3 A.M.
Ass Like That
Beautiful
Cleanin’ Out My Closet
Forgot About Dre
Guilty Conscience
Just Don’t Give a Fuck
Just Lose It
Like Toy Soldiers
Lose Yourself
Love the Way You Lie
Mockingbird
My Name is
No Love
Not Afraid
Role Model
Shake That
Sing for the Moment
Space Bound
Stan
Superman
The Real Slim Shady
The Way I Am
We Made You
When I’m Gone
When The Music Stops
White America
Without Me
You Don’t Know

Schedule 2

Sellers’ Wire Info

FBT:

Account Name
Account Number
Bank Name
Bank Address
Routing No.

Em2M:

Account Name
Account Number
Bank Name
Bank Address
Routing No.

Schedule 3

Royalty Exchange’s Wire Info

Account Name
Account Number
Bank Name
Bank Address
Routing No.

Exhibit 2: Option Exercise Notice

11/14/2017

(by electronic mail and first-class post)

54 Sound Studio

1525 East Nine Mile Road

Ferndale, MI 48220

Levinsohn Associates, P.C.

1325 Avenue of the Americas, 27th Floor

New York, NY 10019

Attention: Mark Levinsohn, Esq.

Dear Mr. Martin,

Reference is made to that certain Amended and Restated Option Agreement (the “Agreement”) made the 13th day of November, 2017, by and among Royalty Exchange Inc., F.B.T. Productions LLC (“FBT”) and Em2M LLC (“Em2M”). Section references and capitalized terms herein have such meanings as in the Agreement.

Pursuant to and in satisfaction of Section 5(a), we are pleased to formally provide notice that we are exercising the 25% Option. We have attached the current draft Proposed Agreement pursuant to Section 5(b), and look forward to promptly finalizing the agreement and closing on the Acquired Interest.

We would suggest a call today or tomorrow to finalize the Proposed Agreement and schedule closing.

Best regards,

/s/ Jeff Schneider

Encl: Proposed Agreement

cc: M. Levinsohn; D. Crandall; A. McCormick

Exhibit 3: Form of Sellers Closing Certificate

[Closing Date]

Reference is made to that certain Purchase Agreement (the “Agreement”) made the [●] day of November, 2017, by and among Royalty Exchange Inc. and F.B.T. Productions LLC (“FBT”) and Em2M LLC (“Em2M”) (each, a “Seller” and, collectively, “Sellers”). Section references in this certificate refer to the Agreement.

In connection with the Closing (as defined in the Agreement) and pursuant to and in satisfaction of Section 2(e)(ii), Sellers hereby confirm (a) the representations and warrantees in Section 3 are true and correct as of the date hereof (unless such representations and warrantees specifically relate to a prior date, in which case they are true and correct as of such date) and (b) Sellers remain in compliance with their covenants in Section 4 as of the date hereof.

Kind regards,

F.B.T. Productions LLC

____________________

Em2M LLC

____________________

Exhibit B

PROMISSORY NOTE

$[_____]	[_____], 201[_]

Denver, CO

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, ROYALTY FLOW INC., a Delaware corporation (“Maker”), unconditionally promises to pay to the order of royalty exchange inc, a Delaware corporation, or its assigns (“Payee” and together with Maker, the “Parties”), the principal sum of $[_____] (the “Loan”), together with all interest accrued thereon, as provided in this Promissory Note (this “Note”).

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means the rate equal to nine percent (9%) per annum.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Denver, Colorado are authorized or required by law to close.

“Debt” of the Maker, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by the Maker providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Maker; and (h) indebtedness set out in clauses (a) through (g) of any Person other than Maker secured by any lien on any asset of the Maker, whether or not such indebtedness has been assumed by the Maker (excluding trade payable obligations to creditors for supplies incurred in the ordinary course of business).

“Default” means any of the events specified in Section 9 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 9 would, unless cured or waived, become an Event of Default.

“Event of Default” has the meaning set forth in Section 9.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

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“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

“Loan” has the meaning set forth in the introductory paragraph.

“Loan Documents” means this Note, any other document or instrument heretofore or hereafter having reference to, arising out of, securing, evidencing, guaranteeing or in any way pertaining to the Loan, as the same may be amended or replaced from time to time hereafter.

“Maker” has the meaning set forth in the introductory paragraph.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Maker; (b) the validity or enforceability of this Note; (c) the rights or remedies of the Payee hereunder; or (d) the Maker’s ability to perform any of its material payment obligations hereunder.

“Maturity Date” means, subject to Section 2.1, the earlier of (a) one hundred eighty (180) days from the date this Note and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 10.1, except that the Maturity Date may be extended by Payee in its sole and absolute discretion.

“Note” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph.

“Payee” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

2. Final Payment Date; Optional Prepayments.

2.1 Final Payment Date. The aggregate unpaid principal amount of the Loan, together with all then accrued and unpaid interest on the Loan and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2 Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Prepaid amounts may not be re-borrowed.

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3. Interest.

3.1 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear simple interest at the Applicable Rate as calculated under Section 3.2 below.

3.2 Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made, and shall not accrue on the Loan on the day on which it is paid.

3.3 Interest Rate Limitation. It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Payee may charge to Maker under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the interest rate on this Note shall be adjusted to the maximum permitted under applicable Law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

4. Payment Mechanics.

4.1 Manner of Payments. All payments of principal and interest shall be made in lawful money of the United States of America on the Maturity Date to an account or accounts designated by Payee in writing.

4.2 Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under this Note.

4.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5. Representations and Warranties. The Maker hereby represents and warrants to the Payee on the date hereof as follows:

5.1 Existence; Compliance With Laws. The Maker is (a) a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance with all Laws and Orders except to the extent that the failure to comply therewith would not, reasonably be expected to have a Material Adverse Effect. The Maker’s exact legal name is that indicated on the signature page hereof. The Maker’s taxpayer identification number is 30-0991514. The Maker’s place of business and its mailing address is 1444 Wazee St. Ste 350, Denver, CO 80202.

5.2 Power and Authority. The Maker has the power and authority, and the legal right, to execute and deliver this Note and the other Loan Documents and to perform its obligations hereunder and thereunder.

5.3 Authorization; Execution and Delivery. The execution and delivery of this Note and the other Loan Documents by the Maker and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Maker has duly executed and delivered this Note and the other Loan Documents to which it is a party.

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5.4 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note or any other Loan Document to which it is a party.

5.5 No Violations. The execution and delivery of this Note and the other Loan Documents to which the Maker is a party and the consummation by the Maker of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Maker’s organizational documents; (b) to the Maker’s knowledge, violate any Law or Order applicable to the Maker or by which any of its properties or assets may be bound; or (c) constitute a material default under any material agreement or contract by which the Maker may be bound.

5.6 Enforceability. Each of this Note and the other Loan Documents to which the Maker is a party is a valid, legal and binding obligation of the Maker, enforceable against the Maker in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6. Affirmative Covenants. Until all amounts outstanding in this Note or pursuant to any other Loan Document have been paid in full, the Maker shall:

6.1 Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all commercially reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Maker will not, without providing at least thirty (30) days’ prior written notice to the Payee, change its legal name, identity, type of organization, jurisdiction of organization, location of its chief executive office or its principal place of business or its taxpayer identification number.

6.2 Notice of Events of Default. As soon as possible and in any event within five (5) Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Payee in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

7. Payee Appointed Attorney-in-Fact. The Maker hereby appoints the Payee the Maker’s attorney-in-fact, with full authority in the place and stead of the Maker and in the name of the Maker or otherwise, from time to time during the continuance of an Event of Default in the Payee’s discretion to take any action and to execute any instrument which the Payee may deem necessary or advisable to accomplish the purposes of this Note (but the Payee shall not be obligated to and shall have no liability to the Maker or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Maker hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

8. Payee May Perform. If the Maker fails to perform any obligation contained in this Note, after reasonable notice and opportunity to cure, the Payee may itself perform, or cause performance of, such obligation, and the reasonable and documented third party out of pocket expenses of the Payee incurred in connection therewith shall be payable by the Maker; provided that the Payee shall not be required to perform or discharge any obligation of the Maker.

9. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

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9.1 Failure to Pay. The Maker fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for thirty (30) days after written notice to the Maker.

9.2 Breach of Representations and Warranties. Any representation or warranty made by the Maker to the Payee herein or in any other Loan Document is incorrect in any material respect on the date as of which such representation or warranty was made, subject to thirty (30) day written notice and opportunity to cure.

9.3 Breach of Covenants. The Maker fails to observe or perform any covenant, obligation, condition or agreement contained in this Note other than those specified in Section 9.1 and such failure continues for sixty (60) days after written notice to the Maker.

9.4 Bankruptcy.

(a) the Maker commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b) there is commenced against the Maker any case, proceeding or other action of a nature referred to in Section 9.5(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days;

(c) there is commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(d) the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.5(a), Section 9.5(b) or Section 9.5(c) above; or

(e) the Maker is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

9.5 Judgments. One or more judgments shall be entered against the Maker (a) in the case of money judgments, in an amount of $1,170,000 or more for all such judgments in the aggregate, in each case in excess of any applicable insurance and an enforceable indemnity to the extent that Maker shall have made a claim for indemnification and the applicable indemnified party has not denied liability, and (b) in the case of non-monetary judgments, such judgments (in the aggregate) could reasonably be expected to have a Material Adverse Effect and in each case all of such judgments shall not have been vacated, discharged, stayed or bonded pending appeal within forty-five (45) days from the entry thereof.

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10. Remedies.

10.1 Acceleration. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Payee may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder or under any other Loan Document, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under any other Loan Document or applicable Law; provided, however that, (i) if an Event of Default described in Section 9.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Payee and (ii) if any Event of Default shall occur (other than an Event of Default under Section 9.5), Payee agrees to provide Maker a thirty (30)-day cure period (during which Maker will not exercise any of its remedies hereunder).

11. Miscellaneous.

11.1 Notices.

(a) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

If to Maker:	If to Payee:

Royalty Flow Inc. 1444 Wazee St. Ste 350 Denver, CO 80202 Email: [_____]	Royalty Exchange Inc. 1444 Wazee St. Ste 350 Denver, CO 80202 Email: [_____]

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by email during the recipient’s normal business hours shall be deemed to have been given when sent with receipt of transmission (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day).

11.2 Governing Law. This Note and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note or any other Loan Document and the transactions contemplated hereby and thereby shall be governed by the laws of the State of Colorado.

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11.3 Submission to Jurisdiction

(a) The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note or any other Loan Document may be brought in the courts of the State of Colorado sitting in Denver County or of the United States for the Southern District of the State of Colorado or in any other court in which venue and jurisdiction are proper and (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 11.3 shall affect the right of Payee to (i) commence legal proceedings or otherwise sue Maker in any other court having jurisdiction over Maker or (ii) serve process upon Maker in any manner authorized by the laws of any such jurisdiction.

11.4 Venue. Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or any other Loan Document in any court referred to in Section 11.3 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.5 Counterparts; Integration; Effectiveness. This Note, the other Loan Documents and any amendments, waivers, consents or supplements hereto and thereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note and the other Loan Documents constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

11.6 Successors and Assigns. This Note may be assigned or transferred by Payee to any Person. Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Payee. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

11.7 Waiver of Notice. Maker hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

11.8 Amendments and Waivers. None of the terms or provisions of this Note may be waived, modified, supplemented, terminated or amended and no consent to any departure by the Maker therefrom shall be effective except by an instrument in writing signed by the party to be charged. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

11.9 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

11.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of Payee, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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11.11 Severability. If any term or provision of this Note or any other Loan Document is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or other Loan Document or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.12 Rescission. If at any time any payment made by the Maker under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Maker or otherwise, the Maker’s obligation to make such payment shall be reinstated as though such payment had not been made.

11.13 Further Actions. This Note shall (a) subject to Section 11.14, remain in full force and effect until payment and performance in full of all amounts under this Note, (b) be binding upon the Maker, its successors and assigns, and (c) inure to the benefit of the Payee and its successors, transferees and assigns; provided that the Maker may not assign or otherwise transfer any of its rights or obligations under this Note without the prior written consent of the Payee.

11.14 Termination; Release. On the date on which all amounts under this Note have been paid and performed in full, the Payee will, at the request and sole expense of the Maker, execute and deliver to the Maker a proper instrument or instruments acknowledging the satisfaction and termination of this Note.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Promissory Note as of [_____], 201[_].

MAKER:

ROYALTY FLOW INC, a Delaware corporation

By:
Name:
Title:

PAYEE:

ROYALTY EXCHANGE INC., a Delaware Corporation

By:
Name:
Title:

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